SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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SPECTRUM PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

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Dear fellow Stockholders,

We are pleased to provide you with the proxy materials for our 2009 Annual Meeting of Stockholders. This year, our meeting will be held on Friday, June 26, 2009 at 10:30 a.m. Pacific Time, at our corporate office located at 157 Technology Drive, Irvine, California, 92618.

2008 was an exceptional year for our Company. We made great progress in our transition from a drug development company to a commercial company by obtaining approval for our first proprietary, oncology product and acquiring a second proprietary oncology product that was already on the market. In a year when a global economic downturn threw many companies off-track, we remained focused on our goals. In 2008, we brought in more than $62 million from strategic alliances and activities and we did not issue a single share of stock to do so.

In March 2008, we received approval from the FDA of our New Drug Application (NDA) for Fusilevtm (levoleucovorin) for injection. We launched Fusilev in August 2008 and achieved net sales of approximately $7.7 million for 2008. In December 2008, we acquired a fifty percent interest in RIT Oncology, LLC (RIT), a joint venture established to commercialize and develop Zevalin® ([90Y]-ibritumomab tiuxetan) in the United States. In March 2009, we acquired the remaining 50% ownership in RIT, resulting in RIT becoming our wholly-owned subsidiary.

Sales of these two products have the potential to increase if the FDA approves additional applications we have filed for each. We have received an action date from the FDA of October 8, 2009 for a supplemental NDA for Fusilev for its use in combination with 5-FU-containing regimens in the treatment of colorectal cancer, a much larger indication than our current indication. In addition, the FDA established an action date of July 2, 2009 for a decision regarding the supplemental Biologics License Application for Zevalin for its use as first-line therapy for patients with B-cell follicular NHL which, if approved, will allow for the label to address a substantially larger patient population.

We also entered into an important partnership for one of our late-stage drugs. For apaziquone, in October 2008 we signed an exclusive development and commercialization collaboration agreement with Allergan, Inc. for all countries except for those in Asia. Under the terms of the agreement, Allergan paid us $41.5 million at closing and will make additional payments of up to $304 million based on the achievement of certain development, regulatory and commercialization milestones. In the United States, we will co-promote apaziquone with Allergan and share equally profits and expenses. Allergan will also pay us royalties on all of its apaziquone sales outside of the United States. Spectrum will continue to conduct the apaziquone clinical trials pursuant to a joint development plan, with Allergan bearing 65% of these expenses. We continue to recruit sites and enroll patients in these two studies and our goal is to complete enrollment for both Phase 3 clinical trials by year-end 2009.

So it has been a great year, but we have much work to do in 2009 to continue to unleash the potential of our drugs. We need your help at the upcoming annual meeting.

At this meeting, we are asking for votes from our stockholders on three important matters. The first matter is the re-election of our six board of director members. We believe that our director nominees will continue to bring high ethical standards, significant knowledge, experience, contacts and oversight to help us move forward with the commercialization of our marketed drugs and development of our clinical drugs. The second matter is a vote to approve the adoption of the Spectrum Pharmaceuticals, Inc. 2009 Employee Stock Purchase Plan. The third matter is a vote to approve the adoption of the Spectrum Pharmaceuticals, Inc. 2009 Incentive Award Plan. As we continue to grow as a company, its critical that we incentivize our employees and align their interests with those of our stockholders. These plans will support our growth and give our employees a stake in the future success of the Company.

Your vote is important, and whether or not you attend the annual meeting, I encourage you to sign and return your proxy card, so that your shares of stock will be represented and your votes cast at the meeting. If you have any further questions, please contact our Vice President — Finance, Mr. Shyam Kumaria, at Spectrum Pharmaceuticals, Inc., 157 Technology Drive, Irvine, CA 92618.

We thank you for your consideration and support, and hope to see you at this year’s annual meeting to learn more about our future plans for Spectrum Pharmaceuticals.

Sincerely,

Rajesh C. Shrotriya, M.D.
Chairman of the Board, Chief Executive
Officer and President

157 Technology Drive
Irvine, CA 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, June 26, 2009

To our Stockholders:

The 2009 annual meeting of stockholders of Spectrum Pharmaceuticals, Inc. will be held at our corporate office located at 157 Technology Drive, Irvine, California, 92618, on Friday, June 26, 2009, beginning at 10:30 a.m., Pacific Time. At the annual meeting, the holders of our outstanding voting securities will act on the following matters:

(1) Election of six directors, each for a term of one year;

(2) Approval of the adoption of the Spectrum Pharmaceuticals, Inc. 2009 Employee Stock Purchase Plan;

(3) Approval of the adoption of the Spectrum Pharmaceuticals, Inc. 2009 Incentive Award Plan; and

(4) Transaction of such other business as may properly come before the meeting.

All holders of record of shares of our common stock and Series E Convertible Voting Preferred Stock at the close of business on April 27, 2009 are entitled to vote at the Annual Meeting and any postponements or adjournments of the annual meeting.

Please note that registration will begin at 9:30 a.m., and seating will begin immediately thereafter. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. It is important that your shares be represented; therefore, even if you presently plan to attend the annual meeting, PLEASE COMPLETE, SIGN AND DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

Very truly yours,

Rajesh C. Shrotriya, M.D.
Chairman of the Board, Chief Executive
Officer and President

Date: April 30, 2009
Irvine, California

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JUNE 26, 2009

The proxy statement and annual report to our stockholders for the year ended December 31, 2008 are available at our Investor Relations page of our Internet website under the heading “Annual Meeting and Proxy Information.” Our web page is http://www.spectrumpharm.com.

157 Technology Drive
Irvine, California 92618

PROXY STATEMENT

The enclosed Proxy is solicited on behalf of the Board of Directors of Spectrum Pharmaceuticals, Inc. (“Spectrum,” “we,” “our,” “us” or the “Company”) for use at our 2009 annual meeting of stockholders to be held Friday, June 26, 2009 at 10:30 a.m., Pacific Time, or at any postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be held at our corporate office located at 157 Technology Drive, Irvine, California, 92618. This proxy statement and the accompanying proxy are first being mailed to our stockholders on or about May 18, 2009.

QUESTIONS AND ANSWERS ABOUT THE 2009 ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the notice of annual meeting on the cover page of this proxy statement, including the election of six directors, each for a term of one year that expires at the annual meeting in 2010, the approval of the adoption of the Spectrum Pharmaceuticals, Inc. 2009 Employee Stock Purchase Plan, and the approval of the adoption of the Spectrum Pharmaceuticals, Inc. 2009 Incentive Award Plan. In addition, following the annual meeting, management will report on our performance during fiscal 2008 and early 2009.

Who is entitled to vote at the annual meeting?

Only stockholders of record at the close of business on April 27, 2009, the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting. If you were a stockholder of record on that date, you are entitled to vote all of the shares that you held on that date at the annual meeting, or any postponements or adjournments of the annual meeting. A list of such stockholders will be available for examination by any stockholder at the annual meeting and, for any purpose germane to the annual meeting, at our principal business office, 157 Technology Drive, Irvine, California, 92618, for a period of ten days prior to the annual meeting.

How many shares of our common stock and preferred stock are outstanding and what are the voting rights of the holders of those shares?

On April 27, 2009, the record date for the annual meeting, 32,546,839 shares of our common stock and 68 shares of our Series E Convertible Voting Preferred Stock (“Series E Preferred Stock”) were outstanding. Holders of the outstanding shares of our common stock on the record date will be entitled to one vote on each matter for each share of our common stock held as of such date. Our Series E Preferred Stock has voting rights and powers equal to those of our common stock. Holders of our Series E Preferred Stock as of the record date shall be entitled to vote with respect to any matter upon which holders of our common stock have the right to vote, voting together with the holders of our common stock as one class. Each holder of our Series E Preferred Stock shall be entitled to the number of votes equal to the number of shares of our common stock into which such shares of our Series E Preferred Stock could be converted on the record date at the then current conversion value, as determined pursuant to the Certificate of Designations, Rights and Preferences of the Series E Preferred Stock (the “Certificate of

Designations”). At the current conversion value, each share of Series E Preferred Stock is entitled to 2,000 votes on each matter at the annual meeting. Consequently, the holders of our Series E Preferred Stock shall have a total of 136,000 votes on each matter at the annual meeting. Including both the outstanding common stock and the Series E Preferred Stock, voting together as one class, a total of 32,682,839 votes may be cast at the annual meeting.

Who can attend the annual meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the annual meeting. Registration will begin at 9:30 a.m., and seating will begin immediately thereafter. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the annual meeting.

What constitutes a quorum?

The presence at the annual meeting of the holders of a majority of the aggregate of the outstanding shares of our common stock and our preferred stock (of which only Series E Preferred Stock is currently outstanding), which will be counted as if converted into common stock, in person or by proxy and entitled to vote, will constitute a quorum, permitting the annual meeting to conduct its business. Proxies marked “withheld” as to any director nominee and broker non-votes are counted by us for purposes of determining the presence or absence of a quorum at the annual meeting for the transaction of business. Broker non-votes are shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote on such matter by the beneficial owner and the broker does not have discretionary authority to vote on such matter.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder (that is, if you hold your stock in certificate form or otherwise directly and not through a broker or other nominee) and attend the annual meeting, you may deliver your completed proxy card in person. We encourage you, however, to submit the enclosed proxy card in advance of the annual meeting. In addition, ballots will be available for registered stockholders to vote in person at the annual meeting. Stockholders who hold their shares in “street name” may vote in person at the annual meeting only by obtaining a proxy form from the broker or other nominee that holds their shares.

Can I vote by telephone or electronically?

If you are a registered stockholder, you may not vote by telephone or electronically since we do not have that capability. If your shares are held in “street name,” i.e., by a broker or other nominee, please check the voting instruction card you received from your broker or nominee or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically and what deadlines may apply to your ability to vote your shares by telephone or electronically.

Can I change my vote after I return my proxy card?

Yes. As a registered stockholder, you may change your vote at any time before the proxy is voted at the annual meeting by filing with our Secretary either a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the annual meeting in person and request that your proxy be suspended, although attendance at the annual meeting will not by itself revoke a previously granted proxy. Any written notice revoking a proxy should be sent to our Secretary at our corporate offices at 157 Technology Drive, Irvine, California 92618, and must be received prior to the commencement of the meeting. If your shares are held in “street name,” please check the voting instruction card you received from your broker or nominee or contact your broker or nominee to determine how to change your vote.

What is the Board’s recommendation?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote your shares FOR election of the six nominees for director, FOR the approval of the adoption of the Spectrum Pharmaceuticals, Inc. 2009 Employee Stock Purchase Plan, and FOR the approval of the adoption of the Spectrum Pharmaceuticals, Inc. 2009 Incentive Award Plan, all in accordance with the recommendation of our board of directors.

With respect to other business that may properly come before the annual meeting, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion.

What vote is required to approve the Proposal?

For Proposal No. 1, the director nominees receiving the highest number of affirmative votes cast, in person or by proxy, at the annual meeting, up to the number of directors to be elected at the annual meeting (six directors), will be elected as directors. Accordingly, abstentions will have no effect in determining which directors receive the highest number of votes. The election of directors is a matter on which a broker or other nominee has discretionary voting authority. Accordingly, no broker non-votes will result from this proposal.

For Proposal No. 2 and Proposal No. 3, the affirmative vote of the holders of a majority of the voting power held by holders of shares of common stock and Series E Preferred Stock present in person or represented by proxy at the annual meeting and voting on the matter is necessary for (i) the approval of the adoption of the Spectrum Pharmaceuticals, Inc. 2009 Employee Stock Purchase Plan and (ii) the approval of the adoption of the Spectrum Pharmaceuticals, Inc. 2009 Incentive Award Plan. Abstentions with respect to these proposals will have the same effect as a vote against these proposals and broker non-votes will have no effect upon these proposals.

Stockholders Sharing the Same Last Name and Address

The SEC rules permit banks, brokers and other nominee record holders to participate in a practice known as “householding,” which means that only one copy of the proxy statement and annual report will be sent to multiple stockholders who share the same address. Householding is designed to reduce printing and postage costs and, therefore, results in cost savings for Spectrum. If you receive a householded mailing this year and would like to have additional copies of our proxy statement and/or annual report mailed to you, or if you would like to opt out of this practice for future mailings, please contact your bank, broker or other nominee record holder, or submit your request to our Secretary, c/o Spectrum Pharmaceuticals, Inc., 157 Technology Drive, Irvine, CA 92618, by telephone at (949) 788-6700. Upon receipt of any such request, we agree to promptly deliver a copy of our proxy statement and/or annual report to you. In addition, if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact us using the contact information set forth above.

STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND EXECUTIVE OFFICERS AND DIRECTORS.

Based on information publicly filed and provided to us by certain holders, the following table shows the amount of our Series E Preferred Stock and common stock beneficially owned on April 27, 2009 (unless otherwise indicated) by holders of more than 5% of the outstanding shares of any class of our voting securities, other than with respect to Dr. Rajesh C. Shrotriya (our Chairman, Chief Executive Officer and President) whose ownership is included in the second table below. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to our voting securities, unless footnoted to the contrary. For purposes of the following tables, the percentage ownership is based upon 68 shares of our Series E Preferred Stock, and 32,546,839 shares of our common stock, outstanding as of April 27, 2009. Unless otherwise indicated, the business address of each stockholder is c/o Spectrum Pharmaceuticals, Inc., 157 Technology Drive, Irvine, California, 92618.

			Common
			Shares and
	Preferred	Percent of	Common	Percent of		Percent of
	Shares	Preferred	Equivalents	Common		Shares Eligible
Name and Address	Beneficially	Stock	Beneficially	Shares		to Vote on
of Beneficial Owner(1)	Owned(1)	Outstanding(2)	Owned(3)	Outstanding(3)		April 27, 2009(4)

Rockmore Investment Master Fund, Ltd.(5)	48	70.59%	96,000		*		*
150 East 58th Street, 28th Floor New York, NY 10155
Sands Brothers Venture Capital Funds 1-IV, LLC(6)	20	29.41%	40,000		*		*
90 Park Avenue, 31st Floor New York, NY 10016

*	Less than 1%

(1)	The amount relates to the shares of our Series E Preferred Stock owned by the entity as of April 27, 2009. There are no outstanding shares of any other series of our preferred stock.

(2)	Represents the percentage ownership of the total number of our outstanding shares of Series E Preferred Stock.

(3)	Shares of common stock owned as of April 27, 2009 and shares of common stock subject to preferred stock and warrants currently convertible or exercisable, or convertible or exercisable within 60 days of April 27, 2009, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

(4)	Reflects actual voting percentage. Each holder of Series E Preferred Stock shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of Series E Preferred Stock could be converted on the record date at the then current conversion value as determined pursuant to the Certificates of Designations. At the current conversion value, each share of Series E Preferred Stock is entitled to 2,000 votes on each matter at the annual meeting. Consequently, the holders of our Series E Preferred Stock shall have a total of 136,000 votes on each matter at the annual meeting.

(5)	Based upon the information provided to us by the holder, Rockmore Capital, LLC (“Rockmore Capital”) and Rockmore Partners, LLC (“Rockmore Partners”), each a limited liability company formed under the laws of the State of Delaware, serve as the investment manager and general partner, respectively, to Rockmore Investments (US) LP, a Delaware limited partnership, which invests all of its assets through Rockmore Investment Master Fund Ltd., an exempted company formed under the laws of Bermuda (“Rockmore Master Fund”). By reason of such relationships, Rockmore Capital and Rockmore Partners may be deemed to share dispositive power over the shares of common stock owned by Rockmore Master Fund. Rockmore Capital and Rockmore Partners disclaim beneficial ownership of such shares of the common stock. Rockmore’s beneficial ownership includes the effect of converting the 48 shares of Series E Preferred stock into 96,000 shares of common stock. Rockmore Partners has delegated authority to Rockmore Capital regarding the portfolio management decisions with respect to the shares of common stock owned by Rockmore Master Fund and, as of April 27, 2009, Mr. Bruce T. Bernstein and Mr. Brian Daly, as officers of Rockmore Capital, are responsible for the portfolio management decisions of the shares of common stock owned by Rockmore Master Fund. By reason of such authority, Messrs. Bernstein and Daly may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Messrs. Bernstein and Daly disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. No person or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC’s Regulation 13D-G) controls Rockmore Master Fund.

(6)	Based upon the information provided to us by the holder, SB Venture Capital Management I-IV, LLCs are the Investment Advisors to Sands Brothers Venture Capital LLC (“SBV”), Sands Brothers Venture Capital II LLC (“SBV II”), Sands Brothers Venture Capital LLC III (“SBV III”) and Sands Brothers Venture Capital IV LLC (“SBV IV”) (collectively, the “Funds”). The Funds’ beneficial ownership includes the effect of converting the 20 shares of Series E Preferred stock into 40,000 shares of common stock. Martin S. Sands and Steven B. Sands are co-Member Managers of SB Venture Capital Management LLC, SB Venture Capital Management II LLC, SB Venture Capital Management III LLC, and SB Venture Capital Management IV LLC, each a New York limited liability company and each the member-manager of SBV, SBV-II, SBV-III and SBV-IV, respectively, and are the natural persons exercising voting and investment control over securities beneficially owned by the Funds.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 27, 2009 (unless otherwise noted) by: (i) each of our directors, (ii) our named executive officers, and (iii) all of our directors and executive officers as a group. Shares of common stock owned as of April 27, 2009 and shares of common stock subject to options currently exercisable or exercisable within 60 days of April 27, 2009, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person. Unless otherwise noted, each person listed below has sole voting power and sole investment power with respect to shares shown as owned by him. Information as to beneficial ownership is based upon statements furnished to us or filed with the SEC by such persons. Unless otherwise indicated, the business address of each stockholder is c/o Spectrum Pharmaceuticals, Inc., 157 Technology Drive, Irvine, California, 92618.

				Percent of
			Total	Shares
Name of Beneficial Owner	Options	Shares(1)	Owned	Outstanding

Named Executive Officers
Shrotriya, Rajesh(2)	1,777,000	636,259	2,413,259	7.0%
Lenaz, Luigi(3)	304,750	235,503	540,253	1.6%
Kumaria, Shyam(4)	125,000	101,523	226,523	*
Directors
Cybulski, Mitchell(5)	37,500	5,000	42,500	*
Fulmer, Richard(5)	77,500	17,500	95,000	*
Krassner, Stuart(5)	77,500	10,750	88,250	*
Maida, Anthony(5)	117,500	10,000	127,500	*
Vida, Julius(5)	124,500	11,200	135,700	*
All Executive Officers and Directors as a group (8 persons)(6)			3,668,985	10.4%

*	less than 1%

(1)	The holders of restricted stock are entitled to vote and receive dividends, if declared, on the shares of common stock covered by the restricted stock grant.

(2)	The number of shares includes 200,000 unvested restricted shares of our common stock subject to future vesting.

(3)	The number of shares includes 25,000 unvested restricted shares of our common stock subject to future vesting, and 25,000 shares of our common stock issued to M. Dianne DeFuria, Dr. Lenaz’s spouse. On June 30, 2008, Dr. Lenaz retired as an executive officer.

(4)	The number of shares includes 32,500 unvested restricted shares of our common stock subject to future vesting.

(5)	The number of shares includes 2,500 unvested restricted shares of our common stock subject to future vesting.

(6)	The number of shares includes 270,000 unvested restricted shares of our common stock held as a group subject to future vesting.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers, their ages, the year in which each first became an officer of us and descriptions of their backgrounds.

Name and Age

Rajesh C. Shrotriya, M.D. (65) Chairman of the Board, Chief Executive Officer and President	Information regarding Dr. Shrotriya is provided under “Proposal 1 — Election of Directors” on page 9 of this proxy statement.
Shyam Kumaria (59) Vice President Finance	Mr. Kumaria has served as Vice President Finance since December 2003. From 1996 to 2003, he provided financial and management consulting services to private companies. From 1984 to 1996, he served in senior executive and management positions for several companies including Deloitte & Touche. Mr. Kumaria became a Chartered Accountant in London, England in 1973 and a Certified Public Accountant in 1978. He received an Executive M.B.A. from Columbia University in 1984.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our board of directors consists of six annually elected directors. Acting upon the recommendation of our Nominating and Corporate Governance Committee, the full board of directors nominated Mitchell P. Cybulski, Richard D. Fulmer, Stuart M. Krassner, Anthony E. Maida, Rajesh C. Shrotriya and Julius A. Vida for election to our board.

Unless you specifically withhold authority in the attached proxy for the election of any of these directors, the persons named in the attached proxy will vote FOR the election of Drs. Krassner, Shrotriya and Vida, and Messrs. Cybulski, Fulmer and Maida to our board of directors. Each director will be elected to serve a one-year term expiring at the annual meeting in 2010 and until his or her successor has been duly elected and qualified, or until his or her earlier resignation or removal.

Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, our board may designate a substitute nominee. In that case, the proxy holders will vote for the substitute nominee designated by the board. Our board of directors has no reason to believe that any of the nominees will be unable to serve.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING SIX NOMINEES.

The following provides information regarding our nominees to our board of directors, their ages, the year in which each first became our director, their principal occupations or employment during the past five years and any family relationship with any of our other directors or executive officers:

Mitchell P. Cybulski, M.B.A.	Mitchell P. Cybulski, 62, has been a director of Spectrum since July 2007. From 1993 to his retirement in 2000, Mr. Cybulski served as Chairman of the international business of SmithKline Beecham Plc., a pharmaceutical company, with responsibility for all pharmaceutical, vaccine and consumer sales for all territories outside of North America and Europe. Mr. Cybulski served as President Japan/Pacific for SmithKline Beecham Plc. from 1991 to 1993, with responsibility for pharmaceutical and vaccine businesses in Southeast Asia, China, Japan, Australia and New Zealand. From 1985 to 1991, he served as President, Japan, for Bristol-Myers Squibb. From 1982 to 1985, Mr. Cybulski served as President of Mead Johnson, Canada, a subsidiary of Bristol-Myers. Before holding that position, he served in various capacities in finance and general management at Bristol-Myers. Mr. Cybulski sits on the boards of several private companies, including bio-tech and medical device companies. Mr. Cybulski is a graduate of the University of Texas at Arlington and holds an M.B.A. from Columbia University.

Richard D. Fulmer, M.B.A.	Mr. Fulmer, 63, has been a director of Spectrum since September 2005. His career spans over thirty years, including twenty-four years spent at Pfizer, Inc., a NYSE listed pharmaceutical company, where he held senior positions in marketing, business development, and general management. Mr. Fulmer retired from Pfizer in 2001 and since that time has served as a business advisor to privately held companies in the pharmaceutical industry. From 1998 until his retirement, Mr. Fulmer was Vice President and General Manager of Pfizer’s US Veterinary healthcare business, with accountability for the management of sales, marketing, and medical operations. Prior to that assignment, Mr. Fulmer served as Pfizer’s Vice President for Licensing and Development from 1993 to 1997, with responsibility for corporate licensing and business development activity, which included the acquisition of new drugs and technology for the global pharmaceutical business. Chief among his accomplishments was the formation of a strategic alliance with Eisai for the Alzheimer’s drug Aricept. He also led efforts to license the cholesterol reduction product Lipitor and the NSAID Celebrex. During his tenure in licensing, he became a prominent speaker at industry conferences and a member of the Licensing Executive Society. Mr. Fulmer was also a Vice President of Marketing for Pfizer where he played a key role in the introduction and commercial success of several market leading drugs, including Diflucan, Zoloft, and Glucotrol. Prior to joining Pfizer, Mr. Fulmer was a Senior Financial Analyst for the Ford Motor Company and served as a Captain in the United States Marine Corps. He received an MBA in Finance from George Washington University. He also holds a B.S. in Economics from the University of Oregon and a Diploma in International Business from the Netherlands School of Business, Nijenrode University.

Stuart M. Krassner, Sc.D., Psy.D	Dr. Krassner, 73, has been a director of Spectrum since December 2004 and was previously a member of our Scientific Advisory Board from 1996 to 2001. Dr. Krassner’s career spans four decades of experience in various positions at the University of California, Irvine (UCI), most recently as Professor Emeritus of Developmental and Cell Biology at the School of Biological Sciences. While at UCI, he developed and reinforced FDA and NIH compliance procedures for UCI-sponsored human clinical trials, established UCI’s first Institutional Review Board, and at one time headed all contract and grant activities. Dr. Krassner has also been retained by a number of public and private pharmaceutical, medical device and other companies to provide scientific and regulatory advisory services, including FDA compliance. Dr. Krassner’s work has been published in numerous peer-reviewed U.S. journals. Dr. Krassner has been awarded grants from the National Institute of Health, the National Science Foundation and the World Health Organization. Dr. Krassner has been a member of the American Society of Protozoology, the American Society of Tropical Medicine and Hygiene, the Corporation of the Marine Biological Laboratories, Woods Hole, MA, and Sigma Xi, among others. Dr. Krassner received his Sc.D. from the Bloomberg School of Public Health at Johns Hopkins University. He holds a B.S. in Biology from Brooklyn College.

Anthony E. Maida, III, M.A., M.B.A.	Mr. Maida, 57, has been a director of Spectrum since December 2003. Mr. Maida has been the Acting Chairman of Dendri Therapeutics, Inc., a startup company focused on the clinical development of therapeutic vaccines for patients with cancer, since 2003. Mr. Maida has been serving as Chairman, Founder and Director of BioConsul Drug Development Corporation and Principal of Anthony Maida Consulting International since 1999, providing consulting services to large and small biopharmaceutical firms in the clinical development of oncology products and product acquisitions and to venture capital firms evaluating life science investment opportunities. Additionally, Mr. Maida also serves as a member of the Board of Directors of Sirion Therapeutics, Inc., a private ophthalmic-focused company, and GlycoMetrix, Inc., a startup company focused on the development of tests to identify sugars that can indicate cancer. Mr. Maida served as the President and Chief Executive Officer of Replicon NeuroTherapeutics, Inc., a biopharmaceutical company focused on the therapy of patients with tumors (both primary and metastatic) of the central nervous system

(CNS), where he successfully raised financing from both venture capital and strategic investors and was responsible for all financial and operational aspects of the company, from June 2001 to July 2003. From 1999 to 2001, Mr. Maida held positions as Interim Chief Executive Officer for Trellis Bioscience, Inc., a private biotechnology company that addresses high clinical stage failure rates in pharmaceutical development, and President of CancerVax Corporation, a biotechnology company dedicated to the treatment of cancer. From 1992 until 1999, Mr. Maida served as President and CEO of Jenner Biotherapies, Inc., a biopharmaceutical company. From 1980 to 1992, Mr. Maida served in senior management positions with various companies including President and Chief Executive Officer of Cell Path, Inc., a biosciences company specializing in drug discovery and development, and Vice President Finance and Chief Financial Officer of Data Plan, Inc., a wholly owned subsidiary of Lockheed Corporation. Additionally, Mr. Maida currently performs research in the laboratory of Kit S. Lam, M.D., Ph.D., University of California, Medical Center, Department of Hematology and Oncology, where he completed his doctoral work in immunology (advanced to Doctoral Candidacy). Mr. Maida serves on the Advisory Boards of EndPoint BioCapital, and Sdn Bhd (Kuala Lumpur, Malaysia) and serves as a consultant and technical analyst for several investment firms, including CMX Capital, LLC, Sagamore Bioventures, Roaring Fork Capital, North Sound Capital, and vFinance. Additionally, Mr. Maida has been retained by Abraxis BioScience, Inc., Northwest Biotherapeutics, Inc., Takeda Chemical Industries, Ltd. (Osaka, Japan), and Toucan Capital to conduct corporate and technical due diligence on investment opportunities. Mr. Maida is a speaker at industry conferences and is a member of the American Society of Clinical Oncology, the American Association for Cancer Research, the Society of Neuro-Oncology, the International Society for Biological Therapy of Cancer, the American Association of Immunologists and the American Chemical Society and the Society of Toxicology. Mr. Maida received a B.A. Degree in History from University of Santa Clara in 1975, received a B.A. degree in Biology from San Jose State University in 1977, a M.B.A. from the University of Santa Clara in 1978, and received a M.A. in toxicology from San Jose University in 1986.

Rajesh C. Shrotriya, M.D.	Dr. Shrotriya, 65, has been Chairman of the Board, Chief Executive Officer and President since August 2002 and a director of Spectrum since June 2001. From September 2000 to August 2002, Dr. Shrotriya served as President and Chief Operating Officer of Spectrum. Dr. Shrotriya also serves as a member of the Board of Directors of Antares Pharma, Inc., an AMEX listed drug delivery systems company. Prior to joining Spectrum, Dr. Shrotriya held the position of Executive Vice President and Chief Scientific Officer from November 1996 until August 2000, and as Senior Vice President and Special Assistant to the President from November 1996 until May 1997, for SuperGen, Inc., a publicly-held pharmaceutical company focused on drugs for life-threatening diseases, particularly cancer. From August 1994 to October 1996, Dr. Shrotriya held the positions of Vice President, Medical Affairs and Vice President, Chief Medical Officer of MGI Pharma, Inc., an oncology-focused biopharmaceutical company. Dr. Shrotriya spent 18 years at Bristol-Myers Squibb Company in a variety of positions, most recently as Executive Director, Worldwide CNS Clinical Research. Previously,

Dr. Shrotriya held various positions at Hoechst Pharmaceuticals, most recently as Medical Advisor. Dr. Shrotriya was an attending physician and held a courtesy appointment at St. Joseph Hospital in Stamford, Connecticut. In addition, he received a certificate for Advanced Biomedical Research Management from Harvard University. Dr. Shrotriya received his M.D. degree from Grant Medical College, Bombay, India, in 1974; his D.T.C.D. (Post Graduate Diploma in Chest Diseases) degree from Delhi University, V.P. Chest Institute, Delhi, India, in 1971; M.B.B.S. (Bachelor of Medicine and Bachelor of Surgery — equivalent to an M.D. degree in the U.S.) from the Armed Forces Medical College, Poona, India, in 1967; and a B.S. with Chemistry degree from Agra University, Aligarh, India, in 1962.

Julius A. Vida, Ph.D.	Dr. Vida, 80, has been a director of Spectrum since April 2003. Since 1993, Dr. Vida has been a self-employed pharmaceutical consultant with VIDA International Pharmaceutical Consultants. From 1975 until his retirement in 1993, Dr. Vida held various positions at Bristol-Myers Squibb and its predecessors. From 1991 to 1993, Dr. Vida was Vice President, Business Development, Licensing and Strategic Planning, and from 1985 to 1991, he was Vice President, Licensing. Dr. Vida serves as a member of the Board of Directors of Medarex, Inc., a NASDAQ listed company focused on the discovery and development of human antibody-based therapeutic products and FibroGen, Inc., a private pharmaceutical company. Dr. Vida graduated from Pazmany Peter University, Budapest, Hungary, holds an M.S. and a Ph.D. in Organic Chemistry from Carnegie Institute of Technology, was a R.B. Woodward Postdoctoral Fellow at Harvard University, and holds an M.B.A. from Columbia University.

Director Compensation

The following table shows fiscal 2008 compensation for our non-employee directors.

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards
Name	(1)($)	(2)($)	(2)($)	Total ($)

Mitchell P. Cybulski	42,500	6,825	53,667	102,992
Richard D. Fulmer	45,000	12,036	84,694	141,730
Stuart M. Krassner	42,500	12,036	84,694	139,230
Anthony E. Maida	40,000	12,036	102,916	154,952
Julius A. Vida	45,000	12,036	102,916	159,952

(1)	This column reports the dollar amount of cash compensation paid in 2008 for board and committee service. Each non-employee director received annual retainers, each retainer being payable on a semi-annual basis, as follows: $20,000 director retainer, $20,000 retainer in lieu of meeting fees of the board and committees of the board, and $5,000 each to the lead director and the chairs of the Audit and Compensation Committees. Our directors are also reimbursed for certain out-of-pocket expenses incurred in connection with attendance at board meetings. Directors who are also our employees receive no compensation for service as directors.

(2)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123(R)”), disregarding adjustments for forfeiture assumptions relating to service-based vesting conditions, of awards granted pursuant to our equity incentive plans, from awards granted in prior years. On March 25, 2008, we granted to each non-employee director an option to purchase up to 30,000 shares of our common stock at $2.55 per share; 50% of the shares vested on the date of grant and the remaining shares vested in equally monthly increments over twelve months from the date of grant. The compensation expense recognized in accordance with SFAS 123(R) represents an amortization of the estimated fair value of grants as of the grant dates (over periods from 2005 to 2008 over the vesting periods of the grants), using the Black-Scholes option-pricing model for option awards. For additional information, refer to note 12 of our financial statements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 31, 2009.

PROPOSAL 2

TO APPROVE THE ADOPTION OF THE SPECTRUM PHARMACEUTICALS, INC.
2009 EMPLOYEE STOCK PURCHASE PLAN

The stockholders are being asked to approve the adoption of the Spectrum Pharmaceuticals, Inc. 2009 Employee Stock Purchase Plan (the “2009 ESPP”). The purpose of the 2009 ESPP is to provide employees with the opportunity to purchase our common stock through accumulated payroll deductions. We believe the 2009 ESPP will help us to retain the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success. We presently have a 2001 Employee Stock Purchase Plan (the “2001 ESPP”), but have not issued any shares in several years under the 2001 ESPP and intend to terminate the 2001 ESPP upon our stockholders’ approval of the 2009 ESPP. Our board of directors approved the 2009 ESPP on March 23, 2009, subject to stockholder approval.

A summary of the 2009 ESPP appears below. This summary is qualified in its entirety by the text of the 2009 ESPP, which is included as Appendix A to this proxy statement.

The 2009 ESPP is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Plan Administration

Administration of the 2009 ESPP has been delegated by our board of directors to the Compensation Committee. The Compensation Committee will have the discretionary authority to administer and interpret the 2009 ESPP, including the authority to (i) determine when and how rights to purchase common stock are granted and the terms and conditions of each offering, (ii) designate from time to time which of our designated subsidiaries are eligible to participate in the 2009 ESPP, (iii) construe and interpret the 2009 ESPP and the rights offered under the 2009 ESPP, (iv) establish, amend and revoke rules and regulations for the administration of the 2009 ESPP, (v) amend the 2009 ESPP as explained below, and (vi) exercise such other powers and perform such other acts deemed necessary to carry out the intent of the 2009 ESPP. Our board of directors may, in its sole discretion, revest itself of the power possessed by the Compensation Committee with respect to the administration of the 2009 ESPP at any time.

Shares Available Under the 2009 ESPP

The maximum number of shares of our common stock which will be authorized for sale under the 2009 ESPP and shall increase every January 1 by an amount equal to the lesser of (i) 1,000,000 shares or (ii) an amount determined by the Board of Directors shall initially be 5,000,000 shares and shall increase every January 1 by an amount equal to the lesser of (i) 1,000,000 shares or (ii) an amount determined by the Board of Directors. The shares of our common stock to be sold to eligible employees under the 2009 ESPP will be either purchased in broker’s transactions in accordance with the requirements of federal securities laws or issued directly by us, and can include shares that are authorized but unissued or reacquired shares reserved for issuance under the 2009 ESPP.

Eligible Employees

Employees eligible to participate in the 2009 ESPP generally include our employees and employees of our subsidiaries designated from time to time by the Compensation Committee as participating subsidiaries in the 2009 ESPP. The Compensation Committee may exclude from participation those persons allowed to be excluded pursuant to Code Section 423, provided that such exclusions shall apply to all employees who meet the exclusion criteria. An employee who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all of our classes of stock or of one of our subsidiaries is not allowed to participate in the 2009 ESPP. Finally, the Compensation Committee may provide that certain employees who are “highly compensated employees” within the meaning of Section 423(b)(4)(D) of the Code are not eligible to participate in the 2009 ESPP. Currently, approximately 110 employees are eligible to participate in the 2009 ESPP.

Offering

Under the 2009 ESPP, participants are offered the option to purchase shares of our common stock at a discount during an offering period. Each offering period under the 2009 ESPP will be for a period of time determined by the Compensation Committee, which shall initially be no more than 6 months. The first day of an offering period is referred to as the “offering date.” The date on which shares of our common stock are purchased on behalf of a participant during an offering period are referred to as “purchase dates.” Purchase dates will occur on the last day of the offering period. The purchase price for our common stock under the 2009 ESPP will be the lower of 85% of the fair market value of our common stock on the offering date or 85% of the fair market value of the common stock on the purchase date.

The initial offering period under the 2009 ESPP is expected to commence on July 1, 2009 (i.e., the offering date under the initial offering period) and end on December 31, 2009, (i.e., the purchase date under the initial offering period). Subsequent offering periods are expected to commence upon the conclusion of the prior offering period and last 6 months.

Unless a participant has previously canceled his or her participation in the 2009 ESPP, the participant will be deemed to have exercised his or her option in full as of each purchase date. Upon exercise, the participant will purchase the number of shares of common stock that his or her accumulated payroll deductions will buy at the purchase price.

Participation

Eligible employees can enroll under the 2009 ESPP by completing a participation agreement within the time specified by the Administrator. An amount designated by the participant will be deducted on each payday during an offering period. Any amounts that are insufficient to purchase whole shares of common stock on the last purchase date in an offering period will be carried over to the next offering period unless the participant decides to have the amount distributed to him. Such amount will be distributed to him or her in cash without interest.

In no case may a participant subscribe for more than $25,000 in common stock during any calendar year. If the aggregate subscriptions exceed the number of authorized shares of common stock available for purchase under the 2009 ESPP, they will be reduced on a pro rata basis. In addition, the maximum number of shares any participant can acquire in a single offering period is 50,000 shares.

A participant may cancel his or her payroll deduction authorization at any time prior to the end of the offering period. Upon cancellation, the balance of the participant’s account may either be held to purchase shares at the next purchase date or will be refunded to him or her in cash without interest. The Compensation Committee may provide that a participant can increase or decrease his or her payroll deduction authorization during an offering period. Additionally, if a participant ceases to be an eligible employee during an offering period, the balance of the participant’s account will be refunded to him or her in cash without interest.

Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale

The number of shares of common stock available for purchase under the 2009 ESPP, as well as the purchase price and the number of shares covered by each outstanding right under the 2009 ESPP shall be proportionately adjusted for adjustments made in the number of outstanding shares of common stock or an exchange of the shares of common stock resulting from a stock split, stock dividend, or certain other adjustments to common stock.

In the event of: (1) our dissolution or liquidation, (2) a merger or consolidation in which we are not the surviving corporation; (3) a reverse merger in which we are the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group of the beneficial ownership of our securities representing at least 50% of the combined voting power entitled to vote in the election of directors, then, as determined by the Compensation Committee in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the 2009 ESPP, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase common stock immediately prior to the transaction described above and the participants’ rights under the ongoing offering period may be terminated.

Amendment and Termination

The Compensation Committee may at any time, and from time to time, amend, suspend or terminate the 2009 ESPP. However, the Compensation Committee may not amend the 2009 ESPP to either increase the number of shares that may be purchased under the 2009 ESPP or to change the designation or class of employees eligible to participate in the 2009 ESPP without obtaining stockholder approval within 12 months before or after such action if such approval is required by applicable laws, codes, or regulations.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences of participation in the 2009 ESPP. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2009 ESPP may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, we recommend that each employee consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

Generally, no federal income tax consequences will arise at the time an employee purchases common stock under the 2009 ESPP. If an employee disposes of common stock purchased under the 2009 ESPP less than one year after the common stock is purchased or within two years of the offering date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in the amount of the difference between the fair market value of the common stock at the time of purchase and the amount paid by the employee for the common stock. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the common stock for purposes of determining capital gain or loss upon the disposition of the common stock by the employee.

If an employee does not dispose of the common stock purchased under the 2009 ESPP until at least one year after the common stock is purchased and at least two years after the offering date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of (a) the excess of the fair market value of the common stock on the date of disposition over the purchase price paid by the employee, or (b) the excess of the fair market value of the common stock on the offering date over the purchase price paid by the employee. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the common stock for purposes of determining capital gain or loss upon the disposition of the common stock by the employee. If an employee dies before disposing of the common stock purchased under the 2009 ESPP, he or she will be deemed to have received compensation taxable as ordinary income in the taxable year closing with the employee’s death in an amount equal to the lesser of clauses (a) or (b) as set forth in the first sentence of this paragraph. The employee will not realize any capital gain or loss at death.

We generally will not be entitled to a deduction with respect to the common stock purchased by an employee under the 2009 ESPP, unless the employee disposes of the common stock less than one year after the common stock is transferred to the employee or less than two years after the offering date.

New Plan Benefits

No directors who are not also employees will receive any benefit under the 2009 ESPP. The benefits that will be received under the 2009 ESPP by our current executive officers and by all eligible employees are not currently determinable, and are not determinable if the 2009 ESPP had been in effect during our last completed fiscal year.

Vote Required

Stockholders are requested in this Proposal 2 to approve the 2009 ESPP. If the stockholders fail to approve this Proposal 2, we may not be able to attract and retain qualified employees. The affirmative vote of the holders of a majority of the voting power represented by the shares present in person or represented by proxy and voting at the annual meeting will be required to approve the 2009 ESPP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as votes against. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADOPTION OF THE COMPANY’S 2009 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 3

TO APPROVE THE ADOPTION OF THE SPECTRUM PHARMACEUTICALS, INC.
2009 INCENTIVE AWARD PLAN

Our currently existing equity incentive plan, the 2003 Amended and Restated Incentive Award Plan (the “2003 Plan”), will expire pursuant to its terms on July 30, 2013. Our board of directors decided that it was preferable to implement a new plan and discontinue grants under the 2003 Plan. Therefore, our board of directors approved on March 23, 2009, subject to stockholder approval, the 2009 Incentive Award Plan (the “2009 Plan”). Should our stockholders approve the adoption of the 2009 Plan, the amount of shares that may be awarded pursuant to the 2003 Plan will be reduced to an amount lower than the maximum amount that can be currently awarded. This amount will be set by our board of directors upon stockholder approval of the 2009 Plan. The purpose of the 2009 Plan is to promote our success and enhance our value by aligning the interests of the members of our board, employees, and consultants with those of our stockholders and by providing such individuals with an incentive for performance to generate returns to our stockholders. The 2009 Plan is further intended to provide us with the flexibility to motivate, attract, and retain the services of members of the board, employees, and consultants upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent.

The principal features of the 2009 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2009 Plan itself, a copy of which is attached hereto as Appendix B.

Description of the 2009 Plan

The 2009 Plan is an “omnibus” stock plan consisting of a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, non-qualified stock options, restricted stock grants, stock appreciation rights, and restricted stock units. Participants in the 2009 Plan may be granted any one of the equity awards or any combination thereof, as determined by our board of directors.

Shares Reserved for Issuance.  As of April 27, 2009, there were approximately 2,400,000 shares of common stock available for issuance under the 2003 Plan. Upon the approval of the 2009 Plan by our stockholders, it is the board’s intention to terminate the 2003 Plan and issue no further awards under it. 2003 Plan will be terminated and no further awards will be issued under the 2003 Plan. As of April 27, 2009, there were 32,546,839 shares of our common stock outstanding.

The termination of the 2003 Plan will not impact any awards outstanding under the 2003 Plan or awards outstanding under our Third Amended and Restated 1997 Stock Incentive Plan; such awards will continue to be subject to their respective terms and the award agreements representing such awards.

Limits on Awards.  The initial number of shares of our common stock that are available for issuance under the 2009 Plan is 10,000,000. On January 1, 2010, and also occurring on each following January 1st, the number of shares of our common stock available for issuance under the 2009 Plan shall increase by the greater of (i) 2,500,000 and (ii) a number of shares such that the total number of shares of our common stock available for issuance under the 2009 Plan shall equal 30% of the then number of shares of our common stock issued and outstanding. Of such aggregate limit, the maximum number of shares of common stock that may be issued as incentive stock options will be 10,000,000, subject to an annual 2,500,000 increase each January 1st, beginning on January 1, 2010. The maximum number of shares of common stock that may be subject to stock options, stock appreciation rights, restricted stock, and restricted stock units, in the aggregate, granted to any one Participant during any calendar year shall be 5,000,000. Shares of common stock issued and sold under the 2009 Plan may be either authorized but unissued shares of common stock or shares of common stock held in our treasury.

Administration.  Administration of the 2009 Plan has been delegated by our board of directors to the Compensation Committee. The term “Administrator,” as used in this proxy statement, refers to the Compensation Committee.

The Administrator shall have such powers and authority as may be necessary or appropriate to carry out the functions of the Administrator as described in the 2009 Plan. Subject to the express limitations of the 2009 Plan, the Administrator shall have authority in its discretion to determine the persons to whom, and the time or times at which, awards may be granted, the number of shares, units or other rights subject to each award, the exercise, base or purchase price of an award (if any), the time or times at which an award will become vested, exercisable or payable, the performance goals and other conditions of an award, the duration of the award and all other terms of the award. The Administrator may prescribe, amend and rescind rules and regulations relating to the 2009 Plan. All interpretations, determinations and actions by the Administrator shall be final, conclusive and binding upon all parties. Additionally, the Administrator may delegate to one or more of our officers the ability to grant and determine terms and conditions of awards under the 2009 Plan to certain employees and consultants, and the Administrator may delegate to any of our appropriate officers or employees responsibility for performing certain ministerial functions under the 2009 Plan.

Eligibility.  Any person who is an employee of or a consultant to Spectrum or any affiliate thereof, any person to whom an offer of employment with Spectrum has been extended, as determined by the Administrator, or any person who is a non-employee director is eligible to be designated by the Administrator to receive awards and become a participant under the 2009 Plan (a “Participant” or the “Participants”). Currently, approximately 110 employees are eligible to participate in the 2009 plan.

Types of Awards under 2009 Plan

The 2009 Plan includes the following equity compensation awards: incentive stock options, non-qualified stock options, restricted stock grants, stock appreciation rights, and restricted stock units, all of which are described below.

Stock Options.  Stock options granted under the 2009 Plan may be either incentive stock options or non-qualified stock options, subject to the provisions of Section 422 of the Code.

The exercise price per share of a stock option shall be determined by the Administrator, however, for an option to qualify as an incentive stock option, the exercise price per share shall not be less than the fair market value of our common stock on the date the option is granted. The Administrator shall determine the vesting of a stock option and the period during which a vested stock option may be exercised, provided that the maximum term of a stock option shall be ten years from the date the option is granted.

Stock Appreciation Rights.  Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock appreciation rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Administrator, provided that the Administrator may accelerate the exercisability or payment of a stock appreciation right at any time.

A stock appreciation right may be subject to such vesting and exercisability requirements as specified by the Administrator in an award agreement. Such vesting and exercisability requirements may be based on the continued service of the Participant with us or our affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Administrator in its discretion. A stock appreciation right will be exercisable or payable at such time or times as determined by the Administrator, provided that the maximum term of a stock appreciation right shall be ten years from the date the right is granted.

A stock appreciation right will entitle the holder, upon exercise or other payment of the stock appreciation right, as applicable, to receive an amount determined by multiplying: (i) the excess of the fair market value of a share of our common stock on the date of exercise or payment of the stock appreciation right over the base price of such stock appreciation right, by (ii) the number of shares as to which such stock appreciation right is exercised or paid. Upon such exercise or settlement, the Company shall issue to the Participant the number of shares of common stock determined by dividing the amount determined under the preceding sentence by the fair market value of the Company’s common stock on the date of exercise or settlement, subject to applicable tax withholding requirements and to the conditions set forth in the 2009 Plan and the applicable stock appreciation rights award agreement.

Restricted Stock Awards.  Restricted stock awards are granted subject to restrictions on transfer and vesting requirements as determined by the Administrator. The restrictions imposed on shares granted under a restricted stock award shall lapse in accordance with the vesting requirements specified by the Administrator in the award agreement, provided that the Administrator may accelerate the vesting of a restricted stock award at any time. Such vesting requirements may be based on the continued service of the Participant with us or our affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Administrator in its discretion. If the vesting requirements of a restricted stock award shall not be satisfied, the award shall be forfeited and the shares of common stock subject to the award shall be returned to us.

Subject to the provisions of the 2009 Plan and the applicable award agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a restricted stock award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The Administrator may provide in an award agreement for the payment of dividends and distributions to the Participant at such times as paid to stockholders generally or at the times of vesting or other payment of the restricted stock award.

Restricted Stock Unit Awards.  The value of each stock unit under a restricted stock unit award is equal to the fair market value of a share of our common stock on the applicable date or time period of determination, as specified by the Administrator. A restricted stock unit award shall be subject to such restrictions and conditions as the Administrator shall determine.

On the date the award is granted, the Administrator shall in its discretion determine the vesting requirements with respect to a stock unit award, which shall be set forth in the award agreement, provided that the Administrator may accelerate the vesting of a stock unit award at any time. Vesting requirements may be based on the continued service of the Participant with us or our affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Administrator in its discretion.

A stock unit award shall become payable to a Participant at the time or times determined by the Administrator and set forth in the award agreement, which may be upon or following the vesting of the award.

The Participant shall not have any rights as a stockholder with respect to the shares subject to a stock unit award until such time as shares of common stock are delivered to the Participant pursuant to the terms of the award agreement.

Certain Features of Awards Under 2009 Plan

Transferability of Awards.  All incentive stock options are nontransferable except upon the Participant’s death by will or the laws of descent or distribution. In the case of awards other than incentive stock options, the award agreement or the Administrator may provide, in its discretion, for the transfer of all or part of the award to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933).

Adjustments to Awards Upon Certain Changes in Capitalization.  The Administrator may make adjustments to the aggregate number and kind of shares subject to the 2009 Plan, and the number and kind of shares and the exercise price per share subject to outstanding awards, as applicable, if, by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in our capital structure, we increase or decrease the number of outstanding shares of our common stock; or we convert or exchange shares of our common stock into a different number or kind of our shares or other securities.

Repricing of Awards.  The Administrator may, with the prior approval of a majority of the board’s independent directors (as defined for purposes of the Nasdaq listed company rules) and without the approval of our stockholders, cause the cancellation, substitution or amendment of an Option Agreement or Stock Appreciation Right that would have the effect of reducing the exercise price of such an Option or Stock Appreciation Right previously granted under the 2009 Plan, or otherwise approve any modification to such an Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market.

Occurrence of Corporate Transaction.  Awards under the 2009 Plan are subject to special provisions upon the occurrence of a “change in control” (as defined in the 2009 Plan) transaction with respect to the Company.

Under the 2009 Plan, unless an award agreement provides for a different result, vesting of all outstanding options and stock appreciation rights will accelerate automatically, effective as of the date immediately prior to the change in control unless the options and stock appreciation rights are assumed by the acquiring or successor entity (or parent thereof) or new options or new stock appreciation rights under a new incentive program, or the New Incentives, are issued in exchange therefore. If vesting of outstanding options will accelerate pursuant to the foregoing sentence, the Committee may provide, in connection with the change in control transaction, for the purchase or exchange of each option for an amount of cash or other property having a value equal to the difference between: (x) the value of the cash or other property that the Participant would have received pursuant to the change in control transaction in exchange for the shares issuable upon exercise of the option had the option been exercised immediately prior to the change in control, and (y) the exercise price of the option.

Vesting of outstanding options and stock appreciation rights will not accelerate if and to the extent that: (i) the options and stock appreciation rights are assumed by the acquiring or successor entity (or parent thereof) or new options and stock appreciation rights of comparable value are to be issued in exchange therefore pursuant to the terms of the change in control transaction or (ii) the options and stock appreciation rights are replaced by the acquiring or successor entity (or parent thereof) with New Incentives containing such terms and provisions as the Committee considers equitable. If outstanding options or stock appreciation rights are assumed, or if New Incentives of comparable value are issued in exchange therefore, appropriate adjustments will be made to the number and class of securities to be issued, and the exercise price and base price, as applicable.

If any option or stock appreciation right is assumed by an acquiring or successor entity (or parent thereof) or a New Incentive is issued in exchange therefore pursuant to the terms of a change in control transaction, the vesting of the option, stock appreciation right or New Incentive will accelerate if and at such time as the Participant’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is Terminated Without Cause (as defined in the 2009 Plan) within 12 months following the change in control. Outstanding options or stock appreciation rights will terminate and cease to be exercisable upon consummation of a change in control except to the extent that such options or stock appreciation rights are assumed by the successor entity (or parent thereof) pursuant to the terms of the change in control transaction. If outstanding options or stock appreciation rights will not be assumed by the acquiring or successor entity (or parent thereof), the Committee shall cause written notice of a proposed change in control transaction to be given to Participants not less than 15 days prior to the anticipated effective date of the proposed transaction.

All repurchase rights will automatically terminate prior to the consummation of the change in control, and any shares of restricted stock or restricted stock units subject to such terminated repurchase rights, or restricted stock units, whether or not subject to such terminated repurchase rights, will immediately vest in full, except to the extent that acquiring or successor entity (or parent thereof) provides for the continuance or assumption of restricted stock award agreements or the substitution or new agreements of comparable value covering shares of a successor corporation. If, upon a change in control, the acquiring or successor entity (or parent thereof) assumes such restricted stock award agreement or substitutes new agreements or comparable value covering shares of a successor corporation, then any repurchase rights provided for in such restricted stock award agreement will terminate, and the shares of common stock subject to the terminated repurchase right or any substituted shares will immediately vest in full, if a Participant’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or parent or subsidiary thereof) is terminated without cause within 12 months following the consummation of the change in control.

Section 162(m) Awards.  Awards of options and stock appreciation rights granted under the 2009 Plan will automatically qualify for the “performance-based compensation” exception under Code Section 162(m) pursuant to their expected terms. Awards of restricted stock and restricted stock units may qualify under Section 162(m) if the terms of the awards state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award and preclude discretion to increase the amount of compensation payable under the terms of the award.

Term of 2009 Plan

The 2009 Plan shall terminate on March 23, 2019, which is the tenth anniversary of the date of its adoption by our board of directors. Our board of directors may, in its discretion and at any earlier date, terminate the 2009 Plan. Notwithstanding the foregoing, no termination of the 2009 Plan shall adversely affect any award theretofore granted without the consent of the Participant or the permitted transferee of the award.

New Plan Benefits

Future awards to our executive officers and employees are discretionary. Therefore, at this time the benefits that may be received by our executive officers and other employees if our stockholders approve the 2009 Plan cannot be determined. Because the value of stock issuable to our non-employee directors under the 2009 Plan will depend on the fair market value of our common stock at future dates, it is not possible to determine exactly the benefits that might be received by our non-employee directors under the 2009 Plan.

Summary of Federal Income Tax Consequences of the 2009 Plan

The following is a brief summary of certain federal income tax consequences of participation in the 2009 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2009 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, we recommend that each Participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

Incentive Stock Options.  No taxable income will be recognized by a Participant under the 2009 Plan upon either the grant or the exercise of an incentive stock option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive stock option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. If a sale or other disposition of the shares received upon the exercise of an incentive stock option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the Participant will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock (other than certain transfers upon the Participant’s death) before the expiration of either of the one-year or two-year periods described above will constitute a “disqualifying disposition.” A disqualifying disposition involving a sale or exchange will result in ordinary income to the Participant in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized in excess of the amount taxed as ordinary income as indicated above will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the Participant in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than one year for long-term capital gains). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant as a result of a disposition of the shares received upon exercise of an incentive stock option, provided that certain reporting requirements are satisfied.

The exercise of an incentive stock option may result in an “adjustment” for purposes of the “alternative minimum tax.” Alternative minimum tax is imposed on an individual’s income only if the amount of the alternative minimum tax exceeds the individual’s regular tax for the year. For purposes of computing alternative minimum tax, the excess of the fair market value on the date of exercise of the shares received upon the exercise of an incentive stock option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. A Participant who is subject to alternative minimum tax in the year of exercise of an incentive stock option may claim as a credit against the Participant’s regular tax liability in future years the amount of alternative minimum tax paid which is attributable to the exercise of the incentive stock option. This credit is available in the first year following the year of exercise in which the Participant has regular tax liability.

Under the 2009 Plan, the Committee may permit a Participant to pay the exercise price of an incentive option by delivering shares of common stock of the Company already owned by the Participant, valued at their fair market value on the date of exercise. Generally, if the exercise price of an incentive option is paid with already-owned shares or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the Participant on the already-owned shares exchanged. A special rule applies, however, if the shares exchanged were previously acquired through the exercise of an incentive option and the applicable holding period requirements for favorable tax treatment of such shares have not been met at the time of the exchange. In such event, the exchange will be treated as a disqualifying disposition of such shares and will result in the recognition of income to the Participant, in accordance with the rules described above for disqualifying dispositions. If this special rule does not apply, then the new shares received by the Participant upon the exercise of the option equal in number to the old shares exchanged will have the same tax basis and holding period for capital gain purposes as the Participant’s basis and holding period in the old shares. The balance of the shares received by the Participant upon exercise of the option will have a tax basis equal to any cash paid by the Participant, and if no cash was paid, the tax basis of such shares will be zero. The holding period of the additional shares for capital gain purposes will commence on the date of exercise. The holding period for purposes of the one-year and two-year periods described above will commence on the date of exercise as to all of the shares received upon the exercise of an incentive option. If any of the shares subject to the basis allocation rules described above are subsequently transferred in a disqualifying disposition, the shares with the lowest tax basis will be treated as being transferred first.

Non-Qualified Stock Options.  Generally, no taxable income will be recognized by a Participant upon the grant of a non-qualified stock option. Upon exercise, however, the Participant will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by a Participant who is an employee of the Company is subject to income tax withholding by the Company out of the Participant’s current compensation. If such compensation is insufficient to pay the taxes due, the Participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the Participant, provided that certain reporting requirements are satisfied. If the exercise price of a non-qualified stock option is paid by the Participant in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the Participant as a result of such exercise. Generally, if the exercise price is paid by delivering shares of our common stock already owned by the Participant or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the Participant on the already-owned shares exchanged; provided, however, the Participant will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above. The new shares received by the Participant, up to the number of the old shares exchanged, will have the same tax basis and holding period as the Participant’s basis and holding period in the old shares. The balance of the new shares received will have an aggregate tax basis equal to any cash paid by the Participant plus the amount of income recognized by the Participant as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a non-qualified stock option, the difference between the proceeds realized and the Participant’s basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

Restricted Stock.  If no election is made under Section 83(b) of the Code in connection with the receipt of restricted stock and repurchase rights are retained by the Company, a taxable event will occur on each date the Participant’s ownership rights vest (e.g., when our repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The Participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a Participant who is an employee will be subject to income tax withholding by us out of the Participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the Participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant, provided that certain reporting requirements are satisfied. The Participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized. If instead an election under Section 83(b) of the Code is made within 30 days after the date of transfer, or if no repurchase rights are retained by us, then the Participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. The Participant’s basis in such shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

Restricted Stock Units.  Restricted stock units represent a promise to deliver shares to the Participant at a future date as to the number of restricted stock units that vest on such date. Since the grant of restricted stock units does not involve the transfer of property, the Participant is not subject to tax on the date of grant. Instead, the Participant generally recognizes income upon the actual or constructive receipt of the shares underlying the restricted stock units. The Participant will recognize ordinary income on each date shares are actually or constructively received in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a Participant who is an employee will be subject to income tax withholding by us out of the Participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the Participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant. The Participant’s basis in the shares received will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

If a Participant is provided the right to defer the receipt of shares beyond the date that the restricted stock units vest, then such award must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to the Participant, which include the current inclusion of deferred amounts in income and interest and a surtax on any amount included in income.

Stock Appreciation Rights.  Generally, a Participant who receives a stock appreciation right payable in shares of the Company’s common stock will not recognize taxable income upon receipt of the right where the base value of the right is not less than the fair market value of the Company’s common stock on the date of grant and the amount payable to the Participant upon exercise or settlement of the right cannot be greater than the excess of the fair market value of the Company’s common stock on the date of exercise or settlement of the right over the base value of the right. However, the Participant will recognize taxable income at the time the stock appreciation right is exercised or settled, in an amount equal to the fair market value of the shares to which the participant is entitled upon such exercise or settlement. We will generally be entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant. The Participant’s basis in the shares will be equal to the amount of ordinary income recognized upon the receipt of such shares.

Tax Withholding.  Participants are responsible for payment of any taxes or similar charges required by law to be withheld from an award or an amount paid in satisfaction of an award, which will be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an award. The award agreement will specify the method or methods by which the withholding obligation will be satisfied with respect to the particular type of award.

Deferred Compensation.  Any deferrals made under the 2009 Plan, including awards granted under the plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to Participants, which include the current inclusion of deferred amounts in income and interest and a surtax on any amount included in income. The Section 409A requirements include limitations on election timing, acceleration of payments, and distributions. Section 409A applies to certain stock appreciation rights, stock unit awards, discounted stock options, and other awards that provide the Participant with an opportunity to defer recognition of income until a taxable year that is after the taxable year in which the Participant first held a legally binding right to receive such income. We intend to structure any awards under the 2009 Plan to meet the applicable tax law requirements under Section 409A of the Code in order to avoid its adverse tax consequences.

Vote Required

The affirmative vote of the holders of a majority of the voting power represented by the shares present in person or represented by proxy and voting at the annual meeting will be required to approve the 2009 Plan. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as votes against. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE ADOPTION OF THE SPECTRUM PHARMACEUTICALS, INC. 2009 INCENTIVE AWARD PLAN.

CORPORATE GOVERNANCE

Board Independence

Our board of directors has determined that each of Drs. Krassner and Vida, and Messrs. Cybulski, Fulmer and Maida are “independent” within the meaning of the NASDAQ Marketplace Rules as currently in effect. Our board further determined that Dr. Shrotriya is not independent due to his current employment as our chief executive officer. In making its independence determinations, the board reviewed transactions and relationships, if any, between the director or any member of his or her immediate family and us or one of our subsidiaries or affiliates.

Board Meeting Attendance

Our board of directors met 6 times and acted by Unanimous Written Consent 3 times during 2008. During the year, overall attendance by directors averaged 98% at board meetings and 100% at committee meetings, and each director attended 75% or more of the aggregate meetings of our board of directors and the committees on which such director served during the 2008 fiscal year. Our policy is that every director is expected to attend in person the annual meeting of our stockholders. If a director is unable to attend a meeting, he or she shall notify the board and attempt to participate in the meeting telephonically, if possible. All of our board members attended the 2008 annual stockholder meeting, except for Mr. Maida, who attended telephonically. Our board of directors met in executive session without management 4 times.

Board Committees

Our board of directors has standing Audit, Compensation, Placement, Product Acquisition and Nominating and Corporate Governance Committees. Our Audit, Compensation and Nominating and Corporate Governance Committees each act pursuant to a written charter. Copies of each committee charter are posted on our website at www.spectrumpharm.com.

Board Committee Membership
as of April 2009

Nominating and
				Corporate	Product
	Audit	Compensation	Placement	Governance	Acquisition
Name	Committee	Committee	Committee	Committee	Committee

Mitchell P. Cybulski	*	**	*	*	*
Richard D. Fulmer	**		*	*	*
Stuart M. Krassner		*		*	*
Anthony E. Maida	*			*	*
Rajesh C. Shrotriya			**		**
Julius A. Vida		*		***	*

*	Member.

**	Chair.

***	Lead Director.

Audit Committee.  The Audit Committee is currently comprised of Messrs. Fulmer (Chair), Maida, and Cybulski, each of whom satisfies the NASDAQ and SEC rules for Audit Committee membership. The Audit Committee held 5 meetings during 2008. Our board of directors has determined that Messrs. Fulmer, Maida and

Cybulski are Audit Committee financial experts within the meaning of SEC rules and that all three are independent pursuant to the NASDAQ Global Market Listing Standards and SEC Rule 10A-3. Principal responsibilities of the Audit Committee include but are not limited to:

•	Appointing, compensating, retaining and overseeing the work of the independent registered public accounting firm;

•	Reviewing independence qualifications and quality controls of the independent registered public accounting firm;

•	Overseeing and monitoring internal controls, procedures, the audit function, accounting procedures and financial reporting process; and

•	Reading and discussing with management and the independent registered public accounting firm the annual audited, and quarterly unaudited, financial statements.

Compensation Committee.  The Compensation Committee is currently comprised of Drs. Krassner and Vida, and Mr. Cybulski (Chair). The Compensation Committee held 3 meetings during 2008.

The Compensation Committee of our board of directors is comprised of three directors each of whom is “independent” within the meaning of the NASDAQ director independence standards, and a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee’s responsibilities include, but are not limited to: reviewing and evaluating our compensation arrangements for executive officers, reviewing our compensation philosophy, determining the compensation of our chief executive officer (CEO) and other executive officers, and reviewing and approving bonus compensation, including equity incentive awards. The Compensation Committee has granted limited authority to Dr. Shrotriya to make equity awards to employees and consultants. The Compensation Committee determines the compensation of our CEO independently, and the compensation of other executive officers in consultation with the CEO. During the past four years, the Compensation Committee has, from time to time, consulted with outside legal counsel to the Compensation Committee, and independent compensation consulting firms, and has received compensation data of companies at a similar stage of development as our Company from such outside counsel and consultants. The Compensation Committee is made up of individuals with many years of experience in both academia as well as the pharmaceutical industry. All of the members have had years of experience in evaluating the performance of and providing compensation recommendations at corporations and in academia.

Placement Committee.  The Placement Committee is currently comprised of Dr. Shrotriya (Chair) and Messrs. Cybulski and Fulmer. The Placement Committee has currently the delegated authority to act on behalf of the board for approving and evaluating all issuances of our securities, including the authority to set the terms of each security being issued, including, without limitation, common stock, warrants, preferred stock or other securities convertible into common stock. The Placement Committee did not meet during 2008.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is currently comprised of Drs. Krassner and Vida, and Messrs. Cybulski, Fulmer and Maida. All members of the Nominating and Corporate Governance Committee are non-employee directors and qualify as “independent” under the current NASDAQ Global Market Listing Standards. The Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to: the identification and recommendation of nominees for election as directors by the stockholders, the identification and recommendation of candidates to fill any vacancies on our board, and the recommendation of policies and standards of corporate governance. The Nominating and Corporate Governance Committee met 1 time and acted 1 time by Unanimous Written Consent in 2008.

In selecting and making recommendations to the board for director nominees, the Nominating and Corporate Governance Committee may consider suggestions from many sources, including our stockholders. Any such director nominations, together with appropriate biographical information and qualifications, should be submitted by the stockholder(s) to the Chairman of the Nominating and Corporate Governance Committee of our board of directors, c/o Spectrum Pharmaceuticals, Inc., 157 Technology Drive, Irvine, CA 92618. Director nominees submitted by stockholders are subject to the same review process as director nominees submitted from other sources such as other board members or senior management.

The Nominating and Corporate Governance Committee will consider a number of factors when reviewing potential nominees for the board. The factors which are considered by the Nominating and Corporate Governance Committee include the following: the candidate’s ability and willingness to commit adequate time to board and committee matters; the fit of the candidate’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to our needs; the candidate’s personal and professional integrity, ethics and values; the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company; the candidate’s experience in our industry and with relevant social policy concerns; the candidate’s experience as a board member of another publicly held company; whether the candidate would be “independent” under applicable standards; whether the candidate has practical and mature business judgment; and the candidate’s academic expertise in an area of our operations.

In identifying, evaluating and selecting future potential director nominees for election at each annual meeting of stockholders and nominees for directors to be elected by the board to fill vacancies and newly created directorships, the Nominating and Corporate Governance Committee engages in a selection process. In identifying potential nominees, the Nominating and Corporate Governance Committee will consider as potential director nominees candidates recommended by various sources, including any member of the board, any of our stockholders or senior management. In appropriate circumstances, the Nominating and Corporate Governance Committee may also hire a search firm to help locate qualified candidates. Once potential nominees are identified, they are initially reviewed by the chairman of the Nominating and Corporate Governance Committee, or in the chairman’s absence, any other member of the Nominating and Corporate Governance Committee delegated to initially review director candidates. The reviewing member of the Nominating and Corporate Governance Committee will make an initial determination in his or her own independent business judgment as to the qualifications and fit of such director candidates based on the criteria set forth above. If the reviewing member determines that it is appropriate to proceed, the Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee will interview the prospective director candidate(s). The full Nominating and Corporate Governance Committee may interview the candidates as well. The Nominating and Corporate Governance Committee will provide informal progress updates to the board and will meet to consider and recommend final director candidates to the entire board of directors. Our board of directors determines which candidates are nominated or elected to fill a vacancy.

Product Acquisition Committee.  The Product Acquisition Committee is currently comprised of Drs. Shrotriya (Chair), Vida and Krassner, and Messrs. Cybulski, Fulmer and Maida. The Product Acquisition Committee is responsible for evaluating our product acquisition opportunities. The Product Acquisition Committee did not meet during 2008.

Communications with the Board of Directors

Stockholders who wish to contact members of our board of directors may send email correspondence to: ir@spectrumpharm.com. If stockholders would like to write to the board of directors, they may also send written correspondence to the following address: Spectrum Pharmaceuticals, Inc., Board of Directors, 157 Technology Drive, Irvine, CA 92618. Stockholders should provide proof of share ownership with their correspondence. It is suggested that stockholders also include contact information. All stockholder communications will be received and processed by the Investor Relations Office, and then directed to the appropriate member(s) of the board of directors. In general, correspondence relating to accounting, internal accounting controls or auditing matters will be referred to the chairperson of the Audit Committee, with a copy to the Nominating and Corporate Governance Committee. All other correspondence will be referred to the chairperson or the lead director of the Nominating and Corporate Governance Committee. To the extent correspondence is addressed to a specific director or requires a specific director’s attention, it will be directed to that director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Parties

On April 28, 2008, we entered into a consulting agreement with Dr. Luigi Lenaz, the Company’s Chief Scientific Officer at that time, which provides for Dr. Lenaz to provide part-time services through December 31, 2010, after his formal retirement on June 30, 2008.

Under the terms of the consulting agreement, Dr. Lenaz is obligated to provide up to 10 days per month of consulting services from July 1, 2008 through December 31, 2008 and up to 5 days per month of consulting services from January 1, 2009 through December 31, 2009. Dr. Lenaz will be compensated at a rate of $10,000 per month from July 1, 2008 through December 31, 2008, $5,000 per month from January 1, 2009 through December 31, 2009, and $400 per hour for any services provided by Dr. Lenaz (i) in excess of the maximum number of days per month for each year (as described above) or (ii) after December 31, 2009 until the termination of the consulting agreement. The term of the consulting agreement is through December 31, 2010, unless the consulting agreement is renewed by mutual agreement of the parties. Either party may terminate the consulting agreement at any time upon 15 days advance written notice.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions. A copy of the Code of Business Conduct and Ethics will be provided to any person, without charge, upon oral request to (949) 788-6700 or upon written request to Investor Relations, Spectrum Pharmaceuticals, Inc., 157 Technology Drive, Irvine, CA 92618. Amendments to the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions, if any, will be posted on our website at www.spectrumpharm.com. We will disclose any waivers of provisions of our Code of Business Conduct and Ethics that apply to our directors and principal executive, financial and accounting officers by disclosing such information on Form 8-K.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

The Audit Committee of our board of directors is responsible for assisting our board of directors in fulfilling its oversight responsibilities regarding Spectrum’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Audit Committee operates pursuant to a written charter, a copy of which is posted on our website at www.spectrumpharm.com. The Audit Committee met 5 times during fiscal 2008. All members of the Audit Committee are non-employee directors and satisfy the current NASDAQ Global Market Listing Standards and SEC requirements with respect to independence, financial literacy and experience.

Management of Spectrum has the primary responsibility for Spectrum’s consolidated financial statements as well as Spectrum’s financial reporting process, accounting principles and internal controls. Kelly & Company, the independent registered public accounting firm, is responsible for performing an audit of Spectrum’s consolidated financial statements and internal control over financial reporting, and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and the effectiveness of Spectrum’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of Spectrum as of and for the year ended December 31, 2008 with Spectrum’s management and the independent registered public accounting firm. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Auditing Standards No. 61, as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communication with the audit committee concerning independence, and it has discussed with the independent registered public accounting firm their independence from the Company.

Based on the reviews and discussions described above, the Audit Committee has recommended to our board of directors the inclusion of the audited financial statements in Spectrum’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Richard D. Fulmer, M.B.A., Chair
Mitchell P. Cybulski, M.B.A.
Anthony E. Maida, III, M.A., M.B.A.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following summarizes audit and non-audit fees for the years ended December 31, 2008 and 2007.

	2008($)	2007($)

Audit Fees	147,300	157,758
Audit-related Fees	38,550	13,113
Tax Fees	13,190	9,730

Total	199,040	180,601

The fees billed by Kelly & Company, our independent registered public accounting firm, during or related to 2008 and 2007 consist solely of audit fees, audit-related fees and tax fees, as follows:

Audit Fees.  Audit fees consist of payments for professional services rendered for the audit of our annual financial statements and the review of the financial statements included in our Quarterly Reports on Forms 10-Q for fiscal years 2008 and 2007.

Audit-related Fees.  Audit-related fees consist of payments for professional services for assurance and related services that are reasonably related to the performance of the audit for the 2008 and the 2007 fiscal years. Such fees primarily related to reviews of registration statements, acquisition of membership interest in the RIT Oncology, LLC Joint Venture and performance of other agreed upon procedures in connection therewith.

Tax Fees.  Tax fees consist of payments for professional services rendered for tax returns and compliance.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor

All audit and permissible non-audit services by our independent registered public accounting firm were pre-approved by our Audit Committee. Pursuant to its charter, the Audit Committee may establish pre-approval policies and procedures, subject to SEC and NASDAQ rules and regulations, to approve audit and permissible non-audit services, however, it has not yet done so.

There will be representatives from Kelly & Company present at the 2009 annual meeting of stockholders. They may make a statement if they desire to do so and will be available to answer appropriate questions from stockholders.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information sets forth summary information concerning the compensation we paid or accrued during 2008 and 2007 to our chief executive officer and chief financial officer. In 2008, we had no other named executive officers.

				Stock	Option	All Other
				Awards	Awards	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)(1)	($)(1)	($)		Total ($)

Rajesh Shrotriya	2008	600,000	1,000,000	399,650	2,167,131	34,694	(2)	4,201,475
Chairman, Chief Executive	2007	500,000	225,000	281,936	1,704,003	56,774	(3)	2,759,519
Officer and President
Luigi Lenaz(4)	2008	288,466	—	95,386	1,202,137	10,330	(2)	1,596,309
Chief Scientific Officer	2007	370,000	60,000	129,888	561,757	10,223	(2)	1,131,867
Shyam Kumaria	2008	250,000	50,000	82,554	359,252	22,113	(2)	763,919
Vice President and Secretary	2007	250,000	35,000	60,270	249,480	22,948	(2)	617,698

(1)	The amounts reflect the dollar amount recognized as a charge for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with SFAS 123(R), disregarding adjustments for forfeiture assumptions relating to service-based vesting conditions of awards granted pursuant to our equity incentive plans, and include amounts from awards granted in prior years. The compensation expense recognized in accordance with SFAS 123(R) represents an amortization of the estimated fair value of grants as of the grant dates (over periods from 2005 to 2008 over the vesting periods of the vesting periods of the grants), using the Black-Scholes option pricing model for option awards. For additional information, refer to note 12 of our financial statements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 31, 2009.

(2)	Amounts include: (a) annual 401(k) matching contribution made by us in shares of our common stock and healthcare premiums, which is a benefit offered to all our employees, (b) premiums paid on life insurance policies covering his life and having as beneficiary his estate or other beneficiaries, (c) amounts related to the personal use of a leased company car, gas and repairs, and (d) legal fees related to negotiations of his employment agreement. No individual component of this amount exceeds $25,000.

(3)	Amounts include annual 401(k) matching contribution made by us in shares of our common stock, and premiums paid on healthcare and life insurance policies, which are benefits that are offered to all of our employees.

(4)	Dr. Lenaz resigned effective June 30, 2008. Amounts shown reflect compensation including payment for accumulated unused vacation days through June 30, 2008.

Executive Employment Agreements, Termination of Employment and Change-in-Control Arrangements

On June 20, 2008, we entered into an employment agreement with our President and Chief Executive Officer, Dr. Shrotriya, which became effective as of January 2, 2008 and replaced the previous employment agreement. The employment agreement expires on January 2, 2011, unless terminated earlier and automatically renews for a one-year term unless either party gives written notice of such party’s intent not to renew the agreement at least 90 days prior to the commencement of the next year. The employment agreement requires Dr. Shrotriya to devote his full working time and effort to the business and affairs of us during the term of the agreement. The employment agreement provides for a minimum annual base salary with annual increases, periodic bonuses and option grants as determined by the Compensation Committee of our board of directors.

Compensation and Benefits

Dr. Shrotriya shall receive an annual base salary of $600,000, as adjusted annually based upon the performance of Dr. Shrotriya and us, as determined by the Compensation Committee of our board of directors.

Dr. Shrotriya shall also be paid an annual performance bonus in cash and/or equity based awards, no later than January 31 of the year following, in an amount to be determined by the Compensation Committee according to Dr. Shrotriya’s achievement of annual performance objectives mutually agreed upon by Dr. Shrotriya and our board of directors.

Under the Agreement, Dr. Shrotriya is entitled to receive additional employment benefits, including the right to participate in any incentive plans and to receive life, medical, dental, paid vacation, estate planning services, a leased vehicle and reimbursements for automobile related expenses, and other benefits.

Termination

Dr. Shrotriya’s employment may be terminated due to non-renewal of the Agreement by us, by mutual agreement of the parties, by us for cause (as that term is defined in the Agreement) or without cause, on grounds of disability or death of Dr. Shrotriya, by Dr. Shrotriya for no reason or for good reason (as those terms are defined in the Agreement), or by Dr. Shrotriya’s non-renewal of the Agreement.

If (i) the Agreement is not renewed by us, (ii) Dr. Shrotriya is terminated without cause, or (iii) Dr. Shrotriya resigns for good reason, then Dr. Shrotriya’s guaranteed severance payments include the right to receive (a) a lump sum payment equivalent to the aggregate of two years’ cash compensation; (b) Company-paid continued coverage for Dr. Shrotriya and his eligible dependents under our existing health and benefit plans for two years; and

(c) immediate vesting of all options, restricted stock and other equity based awards granted to Dr. Shrotriya. Dr. Shrotriya shall have three years to exercise all vested equity based awards. Since options issued to Dr. Shrotriya pursuant to our Amended and Restated 1997 Stock Incentive Plan can only be exercised for ninety days after termination, a replacement option shall be granted to Dr. Shrotriya at termination to allow for three years’ of exercisability.

In the event Dr. Shrotriya voluntarily resigns for good reason, or is terminated by us without cause, we will pay or reimburse Dr. Shrotriya for reasonable relocation expenses up to a certain amount.

If Dr. Shrotriya’s employment is terminated without cause prior to the end of a calendar year, then our board of directors shall determine the amount of any bonus that would have been paid to Dr. Shrotriya had his employment continued through the end of the calendar year and we shall pay Dr. Shrotriya the pro rata amount of the bonus.

If the Agreement is terminated due to death or disability of Dr. Shrotriya, a lump sum equal to three months of base salary, at the time of his termination, shall be paid to Dr. Shrotriya, his legal representative or estate, as applicable. All equity based awards, such as options and restricted stock, shall immediately vest and shall remain exercisable in accordance with the terms of the respective Company equity plan and individual agreement(s) governing such options and as otherwise set forth in the Agreement.

If Dr. Shrotriya voluntarily resigns his employment for no reason, any stock options or other equity based awards (except for restricted stock) shall immediately become fully vested upon the effective date of Dr. Shrotriya’s resignation, and he shall have three years to exercise all such vested equity based awards. Dr. Shrotriya shall receive the same benefits for any unexpired options issued pursuant to our Amended and Restated 1997 Stock Incentive Plan as if he had been terminated without cause by us.

If during the term of the Agreement, Dr. Shrotriya resigns for good reason (as defined in the Agreement) other than pursuant to the circumstances of a change in control and the board has not cured the condition(s) that constitute good reason, then Dr. Shrotriya shall receive all of the severance benefits he would receive if he had been terminated without cause by us. Upon a change of control of us, if (i) Dr. Shrotriya’s employment is terminated (other than by Dr. Shrotriya) without cause within twelve months thereafter; or (ii) Dr. Shrotriya is adversely affected in certain terms outlined in the Agreement, and Dr. Shrotriya, within twelve months after an event constituting a change of control, elects to resign his employment with us, then in either case, Dr. Shrotriya shall be provided with company-paid senior executive outplacement and shall receive the same severance benefits as he would receive if he was terminated by us without cause. However, instead of two years’ cash compensation, Dr. Shrotriya shall receive three years cash compensation. In addition, upon a change of control, we shall pay Dr. Shrotriya a one-time payment of $600,000.

If the Agreement is terminated due to mutual agreement, Dr. Shrotriya’s non-renewal of the Agreement, or by us for cause, he shall not be entitled to any severance.

Other

If any payment or distribution by us to or for the benefit of Dr. Shrotriya is subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Dr. Shrotriya with respect to such excise tax, then Dr. Shrotriya shall be entitled to receive an additional payment in an amount such that after payment by Dr. Shrotriya of all taxes (including any interest and penalties imposed with respect thereto) and excise tax imposed upon such payment, Dr. Shrotriya retains an amount of the payment equal to the excise tax imposed upon the payment.

If we determine that any payments to Dr. Shrotriya under the Agreement fail to satisfy the distribution requirement of Section 409A(a)(2)(A) of the Code, the payment schedule of that benefit shall be revised to the extent necessary so that the benefit is not subject to the provisions of Section 409A(a)(1) of the Code. We may attach conditions to or adjust the amounts so paid to preserve, as closely as possible, the economic consequences that would have applied in the absence of this adjustment; provided, however, that no such condition or adjustment shall result in the payments being subject to Section 409A(a)(1) of the Code.

Equity Compensation Plan Information

The following table summarizes all equity compensation plans including those approved by security holders and those not approved by security holders, as of December 31, 2008.

	Number of		Number of Securities
	Securities to		Remaining Available
	be Issued		for Future Issuance
	Upon Exercise	Weighted-average	Under Equity
	of Outstanding	Exercise Price of	Compensation Plans
	Options,	Warrants	(excluding securities
Plan Category	Warrants or Rights	and Rights	reflected in column (a))

Equity compensation plans approved by security holders(1)	7,115,772	$4.80	1,130,964
Equity compensation plans not approved by security holders(2)	475,000	$5.90	—
Employee Stock Purchase Plan approved by security holders	N/A	N/A	9,444

Total	7,590,772	$4.86	1,140,408

(1)	We have two stock incentive plans: the 1997 Stock Incentive Plan (“1997 Plan”) and the 2003 Amended and Restated Incentive Award Plan (“2003 Plan”), (collectively, the “Plans”). We are not granting any more options pursuant to the 1997 Plan. The 2003 Plan authorizes the grant, in conjunction with all of our other Plans, of incentive awards, including stock options, for the purchase of up to a total of 30% of our issued and outstanding stock at the time of grant. Thus, the authorized and available shares may fluctuate over time.

(2)	The number represents 475,000 shares of common stock issuable upon exercise of warrants issued to our non-employees under plans approved by our board of directors that we believe are not required to be approved by our stockholders pursuant to the rules of the NASDAQ Stock Market. We issued these warrants in circumstances that enable us to adequately compensate, without the payment in cash, for outside consultant services, primarily placement agents who assist us in raising funds for our operations, in order to conserve our cash for operating activities. The number of securities remaining available for future issuance under these types of equity compensation plans is zero; however, our board of directors may approve additional issuance of warrants under circumstances that it decides are appropriate. These warrants are typically exercisable for five years and have equitable anti-dilution rights for stock splits, stock dividends, reclassifications, compulsory share exchanges, distributions of indebtedness, assets, rights, warrants or subscriptions, merger, consolidation, sale of assets, tender offer or other exchanges of the entire class of common stock.

The above table does not include warrants issued to investors in connection with financing transactions. As of December 31, 2008, there were outstanding investor warrants to purchase up to an aggregate of 4,969,555 shares of our common stock, with a weighted average exercise price of $7.41 per share.

Further details regarding warrants issued by us are included in footnote 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End 2008

	Option Awards					Stock Awards
						Equity		Equity
						Incentive		Incentive
						Plan		Plan Awards:
						Awards:		Market
	Number of	Number of				Number of		Value of
	Securities	Securities				Shares of		Shares of
	Underlying	Underlying		Option	Option	Stock that		Stock that
	Unexercised	Unexercised		Exercise	Expiration	Have Not		Have Not
Name	Options (#)	Options (#)		Price ($)	Date	Vested (#)		Vested ($)(8)
	Exercisable	Unexercisable

Rajesh Shrotriya	6,000	4,000	(1)	151.56	09/01/10
	3,000	—		101.58	11/22/10
	3,000	—		92.19	02/12/11
	600	—		107.75	06/11/11
	8,000	—		75.00	10/09/11
	12,000	—		4.75	06/17/12
	75,000	—		1.06	09/25/12
	225,000	—		1.99	09/05/13
	215,000	—		4.90	09/12/13
	450,000	—		6.05	07/10/14
	500,000	—		6.66	01/03/15
	200,000	—		4.23	01/01/16
						20,000	(2)	$29,800
	112,500	37,500	(3)	5.08	09/26/16
	175,000	175,000	(3)	5.53	01/01/17
	150,000	150,000	(3)	6.90	07/20/17
						50,000	(4)	$74,500
	50,000	50,000	(3)	3.15	12/06/17
	437,500	62,500	(5)	2.55	03/25/18
	37,500	112,500	(3)	1.43	12/06/18
						150,000	(6)	$223,500
Luigi Lenaz	54,750	—		1.06	09/25/12
	100,000	—		1.99	03/28/13
						7,500	(7)	$11,175
						25,000	(4)	$37,250
	50,000	—		3.15	12/06/17
	50,000	—		2.55	03/25/18
Shyam Kumaria	50,000	—		6.20	12/08/13
	75,000	—		6.05	07/10/14
	50,000	—		6.66	01/03/15
	40,000	—		4.26	12/06/15
						5,000	(7)	$7,450
	75,000	25,000	(3)	5.91	12/08/16
	37,500	37,500	(3)	6.90	07/20/17
						10,000	(4)	$14,900
	10,000	10,000	(3)	3.15	12/06/17
	43,750	6,250	(5)	2.55	03/25/18
	12,500	37,500	(3)	1.43	12/06/18
						22,500	(6)	$33,525

(1)	Option shares vest upon achievement of certain stock price targets.

(2)	Shares granted on January 1, 2006 with 25% vesting on the date of grant, and continuing to vest in equal 25% increments every January 1st thereafter.

(3)	Option shares vest annually in equal 25% increments, with 25% immediately vested on the date of grant.

(4)	Shares granted on July 20, 2007 with 25% vesting on the grant date, and continuing to vest in equal 25% increments every July 20th thereafter.

(5)	Option shares granted on March 25, 2008 with 50% immediately vested on the date of grant, and continuing to vest in equal monthly increments thereafter.

(6)	Shares granted on December 6, 2008 with 25% vesting on the date of grant, and continuing to vest in equal 25% increments every December 6th thereafter.

(7)	Shares granted on December 6, 2005 with 25% vesting on January 1, 2006, and continuing to vest in equal 25% increments every January 1st thereafter.

(8)	Calculation based on the closing price of the common stock on December 31, 2008 of $1.49 per share, the last trading day before the end of our 2008 fiscal year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and NASDAQ. Executive officers, directors and persons who beneficially own more than ten percent of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of reporting forms furnished to us, and written representations that no other reports were required, we believe that all filing requirements under Section 16(a) of the Exchange Act applicable to our directors, officers and any persons holding 10% or more of our common stock with respect to our fiscal year ended December 31, 2008 were satisfied on a timely basis, except as follows: Dr. Lenaz failed to file reports on Form 4 due after two transactions that took place on October 30 and November 3, 2008. Dr. Lenaz filed a Form 4 to report such transactions on February 11, 2009.

OTHER MATTERS

Our board of directors knows of no other business to be acted upon at the annual meeting. However, if any other business properly comes before the annual meeting, the persons named in the enclosed proxy will have the discretion to vote on such matters in accordance with their best judgment.

This proxy statement and the accompanying proxy card, together with a copy of our 2008 annual report, are being mailed to our stockholders on or about May 18, 2009. You may also obtain a complete copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, with all exhibits filed therewith, from the Securities and Exchange Commission’s web site at www.sec.gov under EDGAR filings. We will provide to you a copy of our Form 10-K by writing us at 157 Technology Drive, Irvine, California, 92618, Attn: Investor Relations. Exhibits filed with our Form 10-K will be provided upon written request, in the same manner noted above, at a nominal per page charge. Information on our website, other than our proxy statement and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JUNE 26, 2009

The proxy statement and annual report to our stockholders for the year ended December 31, 2008 are available at our Investor Relations page of our Internet website under the heading “Annual Meeting and Proxy Information.” Our web page is http://www.spectrumpharm.com.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2010 Annual Meeting.  Under Rule 14a-8 of the Exchange Act, any stockholder desiring to include a proposal in our proxy statement with respect to the 2010 annual meeting should arrange for such proposal to be delivered to us at our principal place of business no later than December 31, 2009, in order to be considered for inclusion in our proxy statement relating to such annual meeting. Matters pertaining to such proposals, including the number and length thereof, and the eligibility of persons entitled to have such proposals included, are regulated by the Exchange Act, the Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

In addition, pursuant to our bylaws, any stockholder desiring to submit a proposal for action or nominate one or more persons for election as directors at the 2010 annual meeting of stockholders must submit a notice of the proposal or nomination including the information required by our bylaws to us between March 28, 2010 and April 27, 2010, or else it will be considered untimely and ineligible to be properly brought before the meeting. However, if our 2010 annual meeting of stockholders is not held between May 27, 2010 and August 25, 2010 under our bylaws, this notice must be provided not earlier than the ninetieth day prior to the 2010 annual meeting of stockholders and not later than the close of business on the later of (a) the sixtieth day prior to the 2010 annual meeting or (b) the tenth day following the date on which notice of the date of the 2010 annual meeting is first mailed to stockholders or otherwise publicly disclosed, whichever first occurs.

All such notices should be directed to our Secretary, Spectrum Pharmaceuticals, Inc., 157 Technology Drive, Irvine, CA 92618.

Proxy Solicitation Costs.  The proxies being solicited hereby are being solicited by us, and the cost of soliciting proxies in the enclosed form will be borne by us. We have also retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004, to aid in the solicitation. For these services, we will pay Georgeson a fee of $7,500 and reimburse them for certain out-of-pocket disbursements and expenses. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by further mailings or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

By Order of the Board of Directors

Shyam K. Kumaria
Vice President, Finance and Secretary

April 30, 2009

APPENDIX A

SPECTRUM PHARMACEUTICALS, INC. 2009 EMPLOYEE STOCK PURCHASE PLAN

SPECTRUM PHARMACEUTICALS, INC.
2009 EMPLOYEE STOCK PURCHASE PLAN

This EMPLOYEE STOCK PURCHASE PLAN (the “Plan”) is hereby established by Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Company”) as of March 23, 2009.

ARTICLE I
PURPOSE OF THE PLAN

1.1  Purpose.  The Company has determined that it is in its best interests to provide an incentive to attract and retain employees and to increase employee morale by providing a program through which employees may acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company (“Company Stock”). The Plan is hereby established by the Company to permit employees to subscribe for and purchase directly from the Company shares of the Company Stock at a discount from the market price, and to pay the purchase price in installments by payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). The provisions of the Plan are to be construed in a manner consistent with the requirements of Section 423 of the Code. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, and therefore is not required to comply with that Act.

ARTICLE II
DEFINITIONS

2.1  Compensation.  “Compensation” means the (i) regular base salary paid to a Participant by the Company during such individual’s period of participation in one or more Offering Periods under the Plan before (ii) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any of its affiliates. The following items of compensation shall be included in Compensation: all (i) overtime payments, commissions that function as base salary equivalents, vacation and sick leave compensation and bonuses. The following items of compensation shall not be included in Compensation: (i) commissions that do not function as base salary equivalents, (ii) profit-sharing distributions (iii) incentive compensation and incentive payments and (iv) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant’s behalf by the Company or any of its affiliates under any employee benefit or welfare plan now or hereafter established.

2.2  Employee.  “Employee” means each person currently employed by the Company or any of its operating subsidiaries, any portion of whose income is subject to withholding of income tax or for whom Social Security retirement contributions are made by the Company or any of its operating subsidiaries.

2.3  5% Owner.  “5% Owner” means an Employee who, immediately after the grant of any rights under the Plan, would own Company Stock or hold outstanding options to purchase Company Stock possessing 5% or more of the total combined voting power of all classes of stock of the Company. For purposes of this Section, the ownership attribution rules of Code Section 425(d) shall apply.

2.4  Offering Date.  “Offering Date” means the first day of each Offering Period under the Plan. For the first Offering Period, the Offering Date shall be July 1, 2009.

2.5  Participant.  “Participant” means an Employee who has satisfied the eligibility requirements of Section 3.1 and has become a participant in the Plan in accordance with Section 3.2.

2.6  Plan Year.  “Plan Year” means the twelve consecutive month period ending on December 31.

2.7  Offering Period.  “Offering Period” means consecutive periods to be set by the Administrator. However, the first Offering Period shall commence on July 1, 2009 and end December 31, 2009.

2.8  Purchase Date.  “Purchase Date” means the last day of each Offering Period.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

3.1  Eligibility.  Each Employee of the Company or any of its operating subsidiaries designated from time to time by the Administrator, who may become a Participant in the Plan on the Offering Date coincident with or next following his satisfaction of such requirements of employment with the Company or any of its operating subsidiaries. The administrator may exclude from participation those persons allowed to be excluded pursuant to Code Section 423, provided that such exclusions shall apply to all employees who meet the exclusion criteria. The Administrator may provide that Employees who are “highly compensated employees” within the meaning of Section 423(b)(4)(D) of the Code are not eligible to participate in the Plan.

3.2  Participation.  An Employee who has satisfied the eligibility requirements of Section 3.1 may become a Participant in the Plan upon his or her completion and delivery to the Human Resources Department of the Company of a subscription agreement provided by the Company (the “Subscription Agreement”) authorizing payroll deductions. Payroll deductions for a Participant shall commence on the Offering Date coincident with or next following the filing of the Participant’s Subscription Agreement and shall remain in effect until revoked by the Participant by the filing of a notice of withdrawal from the Plan under Article VIII or by the filing of a new Subscription Agreement providing for a change in the Participant’s payroll deduction rate under Section 5.2.

3.3  Special Rules.  Under no circumstances shall:

(a) A 5% Owner be granted a right to purchase Company Stock under the Plan; or

(b) A Participant be entitled to purchase Company Stock under the Plan which, when aggregated with all other employee stock purchase plans of the Company, exceeds an amount equal to the Aggregate Maximum. “Aggregate Maximum” means an amount equal to twenty-five thousand dollars ($25,000) worth of Company Stock (determined using the fair market value of such Company Stock at each applicable Offering Date) during each Plan Year.

(c) The number of shares of Company Stock purchasable by a Participant on any Purchase Date exceed 50,000 shares, subject to necessary adjustments under Section 10.4.

ARTICLE IV
OFFERING PERIODS

The initial grant of the right to purchase Company Stock under the Plan shall commence on July 1, 2009 and terminate on the next Purchase Date. Thereafter, the Plan shall provide for Offering Periods commencing on each Offering Date and terminating on the next following Purchase Date.

ARTICLE V
PAYROLL DEDUCTIONS

5.1  Participant Election.  Each Participant shall designate, in a subscription agreement, the amount of payroll deductions to be made from his or her paycheck to purchase Company Stock under the Plan. The amount so designated within the Subscription Agreement shall be effective as of the next Offering Date and shall continue until terminated or altered in accordance with Section 5.2 below.

5.2  Changes in Election.  A Participant may terminate participation in the Plan at any time prior to the close of an Offering Period as provided in Article VIII. A Participant may decrease or increase the rate of payroll deductions at any time during any Offering Period by completing and delivering to the Human Resources

Department of the Company a new Subscription Agreement setting forth the desired change. A Participant may also terminate payroll deductions and have accumulated deductions for the Offering Period up to the date of termination applied to the purchase of Company Stock as of the next Purchase Date by completing and delivering to the Human Resources Department a new Subscription Agreement setting forth the desired change. Any change under this Section shall become effective on the next payroll period (to the extent practical under the Company’s payroll practices) following the delivery of the new Subscription Agreement.

5.3  Participant Accounts.  The Company shall establish and maintain a separate journal account (“Account”) for each Participant. The amount of each Participant’s payroll deductions shall be credited to his or her Account. No interest will be paid or allowed on amounts credited to a Participant’s Account. All payroll deductions received by the Company under the Plan are general corporate assets of the Company and may be used by the Company for any corporate purpose. The Company is not obligated to segregate such payroll deductions.

ARTICLE VI
GRANT OF PURCHASE RIGHTS

6.1  Right to Purchase Shares.  On each Offering Date, each Participant shall be granted a right to purchase at the price determined under Section 6.2 that number of whole shares of Company Stock that can be purchased or issued by the Company based upon that price with the amounts held in his or her Account, subject to the limits set forth in Section 3.3.

6.2  Purchase Price.  The purchase price for any Offering Period shall be the lesser of:

(a) 85% of the Fair Market Value of Company Stock on the Offering Date; or

(b) 85% of the Fair Market Value of Company Stock on the Purchase Date.

6.3  Fair Market Value.  “Fair Market Value” means the value of one share of Company Stock, determined as follows:

(a) If the Company Stock is then listed or admitted to trading on a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on the principal stock exchange on which the Company Stock is then listed or admitted to trading, or, if no closing sale price is quoted or no sale takes place on such day, then the Fair Market Value shall be the closing sale price of the Company Stock on such exchange on the immediately preceding day on which a sale occurred.

(b) If the Company Stock is not then listed or admitted to trading on a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Company Stock in the over-the-counter market on the date of valuation.

(c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator (defined in Section 9.1(a) below) in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

ARTICLE VII
PURCHASE OF STOCK

7.1  Purchase of Company Stock.  Absent an election by the Participant to terminate and have his or her Account returned, on each Purchase Date, the Plan shall purchase on behalf of each Participant the maximum number of whole shares of Company Stock at the purchase price determined under Section 6.2 above as can be purchased with the amounts held in each Participant’s Account. The Plan shall not be required to purchase any fractional shares of Company Stock. In the event that there are amounts held in a Participant’s Account that are not used to purchase Company Stock, all such amounts shall be held in the Participant’s Account and carried forward to the next Offering Period, or may be returned to the Participant at his or her election.

7.2  Delivery of Company Stock.

(a) Company Stock acquired under the Plan may either be issued directly to Participants or may be issued to a contract administrator (the “Agent”) engaged by the Administrator under Article IX to carry out responsibilities under the Plan. If the Company Stock is issued in the name of the Agent, all Company Stock so issued (“Plan Held Stock”) shall be held in the name of the Agent for the benefit of the Plan. The Agent shall maintain accounts for the benefit of the Participants which shall reflect each Participant’s interest in the Plan Held Stock. Such accounts shall reflect the number of shares of Company Stock that are being held by the Agent for the benefit of each Participant.

(b) Any Participant may elect to have the Company Stock purchased under the Plan from his or her Account be issued directly to the Participant. Any election under this paragraph shall be on the forms provided by the Company and shall be issued in accordance with paragraph (c) below.

(c) In the event that Company Stock under the Plan is issued directly to a Participant, the Company will deliver to each Participant a number of shares of Company Stock purchased promptly after the Purchase Date. Shares shall be delivered either in certificated form, or otherwise, as elected by the Company in the exercise of its reasonable discretion and subject to applicable law. The time of issuance and delivery of shares may be postponed for such period as may be necessary to comply with the registration requirements under the Securities Act of 1933, as amended, the listing requirements of any securities exchange on which the Company Stock may then be listed, or the requirements under other laws or regulations applicable to the issuance or sale of such shares.

ARTICLE VIII
WITHDRAWAL

8.1  In Service Withdrawals.  At any time prior to the Purchase Date of an Offering Period, any Participant may withdraw the amounts held in his Account by executing and delivering to the Human Resources Department for the Company written notice of withdrawal on the form provided by the Company. In such a case, the entire balance of the Participant’s Account shall be paid to the Participant, without interest, as soon as is practicable. Upon such notification, the Participant shall not participate in the Plan for the remainder of the Offering Period in which the notice is given, but may then be reinstated as a Participant for a subsequent Offering Period by executing and delivering a new Subscription Agreement to the Company.

8.2  Termination of Employment.

(a) In the event that a Participant’s employment with the Company terminates for any reason, or ceases to be eligible under Section 3.1, the Participant shall cease to participate in the Plan on the date of termination. As soon as is practical following the date of termination, the entire balance of the Participant’s Account shall be paid to the Participant or his beneficiary, without interest.

(b) A Participant may file a written designation of a beneficiary who is to receive any shares of Company Stock purchased under the Plan or any cash from the Participant’s Account in the event of his or her death subsequent to a Purchase Date, but prior to delivery of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Account under the Plan in the event of his death prior to a Purchase Date under paragraph (a) above.

(c) Any beneficiary designation under paragraph (b) above may be changed by the Participant at any time by written notice. In the event of the death of a Participant, the Company may rely upon the most recent beneficiary designation it has on file as being the appropriate beneficiary. In the event of the death of a Participant, and no valid beneficiary designation exists or the beneficiary has predeceased the Participant, the Company shall deliver any cash or shares of Company Stock to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Company, the Company, in its sole discretion, may deliver such shares of Company Stock or cash to the spouse or any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

ARTICLE IX
PLAN ADMINISTRATION

9.1  Plan Administration.

(a) Authority to control and manage the operation and administration of the Plan shall be vested in the Board of Directors of the Company, or a committee thereof (herein referred to as the “Administrator”). The Administrator shall have all powers necessary to supervise the administration of the Plan and control its operations.

(b) In addition to any powers and authority conferred on the Administrator elsewhere in the Plan or by law, the Administrator shall have the following powers and authority:

(i) To determine when and how rights to purchase common stock are granted and the terms and conditions of each offering;

(ii) To designate from time to time which of the Company’s designated subsidiaries are eligible to participate in the Plan;

(iii) To construe and interpret the Plan and the rights offered under the Plan;

(iv) To establish, amend and revoke rules and regulations for the administration of the Plan;

(v) To amend, suspend or terminate the Plan; provided, however that the Administrator may not amend the Plan to either increase the number of shares that may be purchased under the Plan or to change the designation or class of Employees eligible to participate in the Plan without obtaining stockholder approval within 12 months before or after such action if such approval is required by applicable laws, codes, or regulations; and

(vi) To exercise such other powers and perform such other acts deemed necessary to carry out the intent of the Plan.

(c) Any action taken in good faith by the Administrator in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his or her beneficiaries. All discretionary powers conferred upon the Administrator shall be absolute.

9.2  Limitation on Liability.  No Employee of the Company or member of the Administrator shall be subject to any liability with respect to his duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Administrator, and any other Employee of the Company with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person’s conduct in the performance of his duties under the Plan.

ARTICLE X
COMPANY STOCK

10.1  Limitations on Purchase of Shares. The maximum number of shares of Company Stock that shall be made available for future sale under the Plan shall be be Five Million (5,000,000) shares plus an annual increase to be added on January 1 of each calender year beginning January 1, 2010 equal to the lesser of (i) 1,000,000 shares or (ii) an amount determined by the Administrator. Provided, however, that in no event shall the number of shares of company stock available for future sale under the 2009 ??? exceed 10,000,000. The shares of Company Stock to be sold to Participants under the Plan will be either purchased in broker’s transactions in accordance with the requirements of federal securities laws or issued by the Company. If the total number of shares of Company Stock that would otherwise be issuable or purchasable pursuant to rights granted pursuant to Section 6.1 of the Plan at the Purchase Date exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares to each participant affected thereby and any unused payroll deductions shall be returned to such participant if necessary.

10.2  Voting Company Stock.  The Participant will have no interest or voting right in shares to be purchased under Section 6.1 of the Plan until such shares have been purchased.

A-6.1

10.3  Registration of Company Stock.  Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant unless designated otherwise by the Participant.

10.4  Changes in Capitalization of the Company.  Subject to any required action by the stockholders of the Company, the number of shares of Company Stock covered by each right under the Plan which has not yet been exercised and the number of shares of Company Stock which have been authorized for issuance under the Plan but have not yet been placed under rights or which have been returned to the Plan upon the cancellation of a right, as well as the Purchase Price per share of Company Stock covered by each right under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Company Stock resulting from a stock split, stock dividend, spin-off, reorganization, recapitalization, merger, consolidation, exchange of shares or the like. Such adjustment shall be made by the Board of Directors of the Company, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Company Stock subject to any right granted hereunder.

10.5  Merger, Liquidation or Dissolution of Company.  In the event of: (1) the Company’s dissolution or liquidation, (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group of the beneficial ownership of the Company’s securities representing at least 50% of the combined voting power entitled to vote in the election of directors, then, as determined by the Administrator in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) Participants’ accumulated payroll deductions may be used to purchase common stock immediately prior to the transaction described above (at a Purchase Date to be chosen solely by the Administrator) and the Participants’ rights under the ongoing offering period are terminated.

ARTICLE XI
MISCELLANEOUS MATTERS

11.1  Amendment and Termination.  The Plan will become effective upon the later to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of ten (10) years, unless sooner terminated as provided herein. Since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time. Upon termination of the Plan, all benefits shall become payable immediately. Notwithstanding the foregoing, no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any Participant. In addition, to the extent required by applicable laws, codes or regulations, no amendment may be made without obtaining stockholder approval within 12 months before or after such action if such amendment would,

(a) Increase the number of shares of Company Stock that may be issued under the Plan; or

(b) Change the designation or class of employees eligible to participate in the Plan.

11.2  Stockholder Approval.  Continuance of the Plan and the effectiveness of any right granted hereunder shall be subject to approval by the stockholders of the Company, within twelve months before or after the date the Plan is adopted by the Board of Directors of the Company.

11.3  Benefits Not Alienable.  Rights and benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article VIII.

11.4  No Enlargement of Employee Rights.  This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give the right to any Employee to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.

11.5  Governing Law.  To the extent not preempted by Federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of California without regard for conflicts of laws principles.

11.6  Non-business Days.  When any act under the Plan is required to be performed on a day that falls on a Saturday, Sunday or legal holiday, that act shall be performed on the next succeeding day which is not a Saturday, Sunday or legal holiday. Notwithstanding the above, Fair Market Value shall be determined in accordance with Section 6.3.

11.7  Compliance With Securities Laws.  Notwithstanding any provision of the Plan, the Administrator shall administer the Plan in such a way to insure that the Plan at all times complies with any requirements of Federal Securities Laws. For example, affiliates may be required to make irrevocable elections in accordance with the rules set forth under Section 16b-3 of the Securities Exchange Act of 1934.

APPENDIX B

SPECTRUM PHARMACEUTICALS, INC. 2009 INCENTIVE AWARD PLAN

SPECTRUM PHARMACEUTICALS, INC.
2009 INCENTIVE AWARD PLAN

The 2009 INCENTIVE AWARD PLAN (the “Plan”) is hereby established and adopted this 23rd day of March, 2009 (the “Effective Date”) by Spectrum Pharmaceuticals Inc., a Delaware corporation (the “Company”).

ARTICLE 1.
PURPOSES OF THE PLAN

1.1  Purposes.  The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company that is tied to the Company’s performance, thereby giving them an interest in the success and increased value of the Company.

ARTICLE 2.
DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings indicated:

2.1  Administrator.  “Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

2.2  Affiliated Company.  “Affiliated Company” means:

(a) with respect to Incentive Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and

(b) with respect to Nonqualified Options, Stock Appreciation Rights and Restricted Stock Awards, any entity described in paragraph (a) of this Section 2.2 above, plus any other corporation, limited liability company (“LLC”), partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company has or exercises control over or is controlled by.

2.3  Base Value.  “Base Value” shall have the meaning as set forth in Section 8.3 below.

2.4  Board.  “Board” means the Board of Directors of the Company.

2.5  Change in Control.  “Change in Control” shall mean:

(a) The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;

(b) A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(c) A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate,

securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger;

(d) The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s); or

2.6  The approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

2.7  Code.  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8  Committee.  “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 9.1 hereof.

2.9  Common Stock.  “Common Stock” means the Common Stock of the Company, subject to adjustment pursuant to Section 4.2 hereof.

2.10  Company.  “Company” means Spectrum Pharmaceuticals, Inc., a Delaware corporation, or any entity that is a successor to the Company.

2.11  Covered Employee.  “Covered Employee” means those persons treated as “covered employees” pursuant to Section 162(m)(3) of the Code, the Treasury Regulations hereunder and related Internal Revenue Service guidance.

2.12  Disability.  “Disability” means, for purposes of this Plan, that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.13  DRO.  “DRO” means a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder.

2.14  Effective Date.  “Effective Date” means the date on which the Plan was originally adopted by the Board, as set forth on the first page hereof.

2.15  Exchange Act.  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16  Exercise Price.  “Exercise Price” means the purchase price per share of Common Stock payable by the Optionee to the Company upon exercise of an Option.

2.17  Fair Market Value.  “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

(a) If the Common Stock is then listed or admitted to trading on a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date prior to the date of valuation on such principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such exchange on the next preceding day on which a closing sale price is reported.

(b) If the Common Stock is not then listed or admitted to trading on a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over the counter market on the date prior to the date of valuation.

(c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

2.18  Incentive Option.  “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

2.19  Incentive Option Agreement.  “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.

2.20  FINRA Dealer.  “FINRA Dealer” means a broker-dealer that is a member of the Financial Industry Regulatory Authority, Inc.

2.21  Nonqualified Option.  “Nonqualified Option” means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.5 below, it shall to that extent constitute a Nonqualified Option.

2.22  Nonqualified Option Agreement.  “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.

2.23  Option.  “Option” means any option to purchase Common Stock granted pursuant to the Plan.

2.24  Option Agreement.  “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

2.25  Optionee.  “Optionee” means any Participant who holds an Option.

2.26  Participant.  “Participant” means an individual or entity that holds an Option, Stock Appreciation Right, shares of Restricted Stock or Restricted Stock Units under the Plan.

2.27  Performance Criteria.  “Performance Criteria” means one or more of the following as established by the Administrator, which may be stated as a target percentage or dollar amount, a percentage increase over a base period percentage or dollar amount or the occurrence of a specific event or events:

(a) Sales;

(b) Operating income;

(c) Pre-tax income;

(d) Earnings before interest, taxes, depreciation and amortization;

(e) Earnings per share of Common Stock on a fully-diluted basis;

(f) Consolidated net income of the Company divided by the average consolidated common stockholders equity;

(g) Cash and cash equivalents derived from either (i) net cash flow from operations, or (ii) net cash flow from operations, financings and investing activities;

(h) Adjusted operating cash flow return on income;

(i) Cost containment or reduction;

(j) The percentage change in the market price of the Common Stock over a stated period;

(k) Return on assets;

(l) Return on stockholders’ equity;

(m) Return on capital;

(n) Stockholder returns;

(o) Gross or net margins;

(p) Price per share of common stock;

(q) Market share;

(r) New Company product introductions;

(s) Obtaining regulatory approvals for new or existing products;

(t) Individual business objectives;

(u) Company business objectives;

(v) Product acquisitions, and

(w) Product development milestones

2.28  Purchase Price.  “Purchase Price” means the purchase price payable to purchase a share of Restricted Stock, or a Restricted Stock Unit, which, in the sole discretion of the Administrator, may be zero, subject to limitations under applicable law.

2.29  Repurchase Right.  “Repurchase Right” means the right of the Company to repurchase either unvested shares of Restricted Stock pursuant to Section 6.6 or to cancel unvested Restricted Stock Units pursuant to Section 7.6.

2.30  Restricted Stock.  “Restricted Stock” means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

2.31  Restricted Stock Award.  “Restricted Stock Award” means either the issuance of Restricted Stock or the grant of Restricted Stock Units under the Plan.

2.32  Restricted Stock Award Agreement.  “Restricted Stock Award Agreement” means the written agreement entered into between the Company and a Participant evidencing the issuance of Restricted Stock or the grant of Restricted Stock Units under the Plan.

2.33  Restricted Stock Unit.  “Restricted Stock Unit” means the right to receive one share of Common Stock issued pursuant to Article 7 hereof, subject to any restrictions and conditions as are established pursuant to such Article 7.

2.34  Service Provider.  “Service Provider” means a consultant or other person the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company or an Affiliated Company has a significant ownership interest.

2.35  Stock Appreciation Right.  “Stock Appreciation Right” means a contractual right granted to a Participant under Section 8 hereof the exercise of which entitles the Participant to receive shares of the Company’s Common Stock having a Fair Market Value equal to the difference between the Base Value per share, as set forth in Section 8.3 below, of the right and the Fair Market Value of a share of Common Stock multiplied by the number of shares subject to the right at such time, subject to such conditions, as are set forth in this Plan and the applicable Stock Appreciation Rights Award Agreement.

2.36  Stock Appreciation Right Agreement.  “Stock Appreciation Right Agreement” means the written agreement entered into between the Company and a Participant evidencing the issuance of Stock Appreciation Rights under the Plan.

2.37  Stock Appreciation Rights Holder.  “Stock Appreciation Rights Holder” means any Participant who holds a Stock Appreciation Right.

2.38  10% Stockholder.  “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

ARTICLE 3.
ELIGIBILITY

3.1  Incentive Options.  Only employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

3.2  Nonqualified Options, Stock Appreciation Rights and Restricted Stock Awards.  Employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an

B-5.1

Affiliated Company), and Service Providers are eligible to receive Nonqualified Options, Stock Appreciation Rights or Restricted Stock Awards under the Plan.

3.3  Section 162(m) Limitation.  In no event shall any Participant be granted Options, Stock Appreciation Rights or Restricted Stock in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds Five Million (5,000,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.

ARTICLE 4.
PLAN SHARES

4.1  Shares Subject to the Plan.

(a) The initial number of shares of Common Stock available for issuance under the Plan shall be Ten Million (10,000,000). Commencing on January 1, 2010, and each January 1st thereafter, the number of shares of Common Stock available for issuance under the Plan shall increase by the greater of (i) Two Million Five Hundred Thousand (2,500,000) and (ii) a number of shares such that the total number of shares of Common Stock available for issuance under the Plan shall equal thirty percent (30%) of the then number of shares of the Company’s Common Stock issued and outstanding.

(b) To the extent that a share of Common Stock awarded pursuant to the terms of the Plan terminates, expires, or lapses for any reason, any shares of Common Stock subject to the award shall again be available for the grant of a new award pursuant to the Plan. Additionally, any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award shall again be available for grant or issuance pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Common Stock available for grant pursuant to this Plan. If shares of Common Stock issued pursuant to awards under the Plan are repurchased by the Company at no less than their original purchase price, such shares of Common Stock shall become available for future grant under the Plan (unless the Plan has terminated).

(c) Notwithstanding the provisions of this Section 4.1, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422.

4.2  Changes in Capital Structure.  In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to outstanding Option Agreements, Stock Appreciation Rights Agreements and Restricted Stock Award Agreements and the limits on the number of shares under Sections 3.3 and 4.2 all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

4.3  Limitation of the Issuance of Incentive Options.  A total number of shares of Common Stock that may be issued as Incentive Stock Options is equal to 10,000,000 shares of Common Stock and shall increase each January 1st beginning on January 1, 2010 by 2,500,000 shares per year.

ARTICLE 5.
OPTIONS

5.1  Grant of Stock Options.  The Administrator shall have the right to grant pursuant to this Plan, Options subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Committee with respect to one or more Performance Criteria.

5.2  Option Agreements.  Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, when such Option may be exercised, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.

5.3  Exercise Price.  The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, and (b) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Incentive Option is granted. However, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Incentive Stock Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.

5.4  Payment of Exercise Price.  Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) a “Net Exercise,” which provides that, without the payment of cash, the Optionee receives that number of shares of Common Stock otherwise issuable upon exercise of the Option less that number of shares having an aggregate trading price on the trading day of exercise equal to the sum of the aggregate Exercise Price that would have been paid by the Optionee to acquire such shares and the combined income tax withholding and employment taxes payable by the Optionee, (e) the surrender and cancellation of then vested options, which shall mean the simultaneous Net Exercise of this Option, as described in (d) of this Section 5.4, and the surrender of the shares acquired thereby for the purpose of exercising any additional vested Options that the Optionee holds in accordance with the method described in (c) of this Section 5.4, to purchase shares of common stock, owned by the Optionee, which surrendered and cancelled options shall be valued at the Common Stock’s Fair Market Value as of the date of such exercise minus the exercise price of such option; (f) the cancellation of indebtedness of the Company to the Optionee; (g) the waiver of compensation due or accrued to the Optionee for services rendered; (h) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (i) provided that a public market for the Common Stock exists, a “margin” commitment from the Optionee and an FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (j) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

5.5  Term and Termination of Options.  Except for issuances of Incentive Options to 10% Stockholders, the term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. With respect to the issuance of Incentive Options to 10% Stockholders, the term and provisions for termination of each such Incentive Option shall not exceed five (5) years after the date it is granted.

5.6  Vesting and Exercise of Options.  Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator.

5.7  Annual Limit on Incentive Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, to the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year is in excess of the limit provided in Section 422(d) of the code. Such excess should not be treated as Incentive Stock Options.

5.8  Nontransferability of Options.  Except as otherwise provided in this Section 5.8, or as specifically provided in the Option Agreement or as authorized by the Administrator, Options shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, and during the life of the Optionee, Options shall be exercisable only by the Optionee. At the discretion of the Committee and in accordance with rules it establishes from time to time, Optionees may be permitted to transfer some or all of their Nonqualified Options to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Optionee (or such Optionee’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Option; (ii) the Optionee shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the Optionee, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Committee. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

5.9  Rights as a Stockholder.  An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

5.10  Repricing of Options.  The Administrator may cause the cancellation, substitution, exchange or amendment of an Option Agreement that would have the effect of reducing the exercise price of such an Option previously granted under the Plan, or otherwise approve any modification to such an Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market without approval by the Company’s stockholders.

5.11  Compliance with Code Section 409A.  Notwithstanding anything in this Article 5 to the contrary, all Option Agreements are intended to satisfy the requirements of Code Section 409A, or an applicable exemption therefrom, as determined by the Committee.

ARTICLE 6.
RESTRICTED STOCK

6.1  Issuance of Restricted Stock.  The Administrator shall have the right to issue pursuant to this Plan, at a Purchase Price determined by the Administrator, if any, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Committee with respect to one or more Performance Criteria, which require the Committee to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.

6.2  Restricted Stock Agreements.  A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Restricted Stock Award Agreement until the Participant has paid the full Purchase Price, if any, to the Company in the manner set forth in Section 6.3(b) hereof and has executed and delivered to the Company the applicable Restricted Stock Award Agreement. Each Restricted Stock Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each such Restricted Stock Award Agreement may be different from each other Restricted Stock Award Agreement.

6.3  Purchase Price.

(a) Amount.  Restricted Stock may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.

(b) Payment.  Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant, which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

6.4  Vesting of Restricted Stock.  Each Restricted Stock Award shall vest and become exercisable in one or more installments at such time or times and subject to such condition, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator.

6.5  Rights as a Stockholder.  Upon complying with the provisions of Section 6.2 hereof, a Participant shall have the rights of a stockholder with respect to the Restricted Stock acquired pursuant to a Restricted Stock Award Agreement, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in such Restricted Stock Award Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Restricted Stock Award Agreement.

6.6  Restrictions.  Until vested, shares of Restricted Stock may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Award Agreement or as authorized by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or Disability), the Restricted Stock Award Agreement may provide, in the discretion of the Administrator, that the Company may, at the discretion of the Administrator, exercise a Repurchase Right to repurchase at the original Purchase Price the shares of Restricted Stock that have not vested as of the date of termination.

However, if, with respect to such unvested Restricted Stock the Participant paid a Purchase Price, the Administrator shall have the right, exercisable at the discretion of the Administrator, to exercise a Repurchase Right to cancel such unvested Restricted Stock upon payment to the Participant of the original Purchase Price. The Participant shall forfeit such unvested Restricted Stock upon the Administrator’s exercise of such right. However, if, with respect to such unvested Restricted Stock the Participant paid a Purchase Price, the Administrator shall have the right, exercisable at the discretion of the Administrator, to exercise a Repurchase Right to cancel such unvested Restricted Stock upon payment to the Participant of the original Purchase Price. The Participant shall forfeit such unvested Restricted Stock upon the Administrator’s exercise of such right.

6.7  Compliance with Code Section 409A.  Notwithstanding anything in this Article 6 to the contrary, all Restricted Stock Award Agreements are intended to satisfy the requirements of Code Section 409A, or an applicable exemption therefrom, as determined by the Committee.

ARTICLE 7.
RESTRICTED STOCK UNITS

7.1  Grants of Restricted Stock Units.  The Administrator shall have the right to grant Restricted Stock Units pursuant to this Plan, subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Committee with respect to one or more Performance Criteria.

7.2  Restricted Stock Unit Agreements.  A Participant shall have no rights with respect to the Restricted Stock Units covered by a Restricted Stock Unit Award Agreement until the Participant has executed and delivered to the Company the applicable Restricted Stock Unit Award Agreement. Each Restricted Stock Unit Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Unit Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each such Restricted Stock Unit Award Agreement may be different from each other Restricted Stock Unit Award Agreement.

7.3  Purchase Price.

(a) Amount.  Restricted Stock Units may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.

(b) Payment.  Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant, which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

7.4  Vesting of Restricted Stock Units.  Each Restricted Stock Unity Award vest and become exercisable in one or more installments at such time or times and subject to such condition, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator.

7.5  Rights as a Stockholder.  Holders of Restricted Stock Units shall not be entitled to vote or to receive dividends unless or until they become owners of the shares of Common Stock pursuant to their Restricted Stock Unit Award Agreement and the terms and conditions of the Plan.

7.6  Restrictions.  Until vested, Restricted Stock Units may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Unit Award Agreement or as authorized by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or Disability), the Restricted Stock Unit Award Agreement may provide that all Restricted Stock Units that have not vested as of such date shall be automatically forfeited by the Participant. However, if, with respect to such unvested Restricted Stock Units the Participant paid a Purchase Price, the Administrator shall have the right, exercisable at the discretion of the Administrator, to exercise a Repurchase Right to cancel such unvested Restricted Stock Units upon payment to the Participant of the original Purchase Price. The Participant shall forfeit such unvested Restricted Stock Units upon the Administrator’s exercise of such right.

7.7  Compliance with Code Section 409A.  Notwithstanding anything in this Article 7 to the contrary, all Restricted Stock Award Agreements are intended to satisfy the requirements of Code Section 409A, or an applicable exemption therefrom, as determined by the Committee.

ARTICLE 8.
STOCK APPRECIATION RIGHTS

8.1  Grant of Stock Appreciation Rights.  A Stock Appreciation Right may be granted to any Participant selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic settlement of the right upon a specified date or event. Stock Appreciation Rights shall be exercisable or subject to settlement at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or settlement of a Stock Appreciation Right at any time.

8.2  Stock Appreciation Right Agreements.  Each Stock Appreciation Right granted pursuant to this Plan shall be evidenced by a Stock Appreciation Right Agreement, which shall specify the number of shares subject thereto, vesting provisions relating to such Stock Appreciation Right and the Base Value per share. As soon as is practicable following the grant of a Stock Appreciation Right, a Stock Appreciation Right Agreement shall be duly executed and delivered by or on behalf of the Company to the Participant to whom such Stock Appreciation Right was granted. Each Stock Appreciation Right Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.

8.3  Base Value.  The Base Value per share of Common Stock covered by each Stock Appreciation Right shall be determined by the Administrator.

8.4  Term and Termination of Stock Appreciation Rights.  The term and provisions for termination of each Stock Appreciation Right shall be fixed by the Administrator, but no Stock Appreciation Right may be exercisable or subject to settlement more than ten (10) years after the date it is granted.

8.5  Vesting of Stock Appreciation Rights.  Each Stock Appreciation Right shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant.

8.6  Exercise or Settlement of Stock Appreciation Rights.  A Stock Appreciation Right will entitle the holder, upon exercise or other settlement of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or settlement of the Stock Appreciation Right over the Base Value of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or settled. Upon such exercise or settlement, the Company shall issue to the holder of the Stock Appreciation Right a number of shares of Common Stock determined by dividing the amount determined under the preceding sentence by the Fair Market Value of such shares on the date of exercise or settlement, subject to applicable tax withholding requirements and to such conditions, as are set forth in this Plan and the applicable Stock Appreciation Rights Award Agreement.

8.7  Repricing of Stock Appreciation Right Awards.  The Administrator may cause the cancellation, substitution, exchange or amendment of a Stock Appreciation Right Award that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such a Stock Appreciation Right Award that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market, without approval by the Company’s stockholders.

8.8  Nontransferability of Stock Appreciation Rights.  Except as otherwise provided in this Section 8.8, or as specifically provided in the Stock Appreciation Rights Agreement or as authorized by the Administrator, Stock Appreciation Rights shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, and during the life of the holder of Stock Appreciation Rights, Stock Appreciation Rights shall be exercisable only by such holder. At the discretion of the Committee and in accordance with rules it establishes from time to time, holders of Stock Appreciation Rights may be permitted to transfer some or all of their Stock Appreciation Rights to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Stock Appreciation Rights holder (or such holder’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Stock Appreciation Right; (ii) the Stock Appreciation Rights holder shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the holder, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Committee. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

8.9  Rights as a Stockholder.  A Stock Appreciation Right holder or permitted transferee of a Stock Appreciation Right holder shall have no rights or privileges as a stockholder with respect to any shares covered by a Stock Appreciation Right until such Stock Appreciation Right has been duly exercised or settled and certificates representing shares issued upon such exercise or settlement have been issued to such person.

8.10  Compliance with Code Section 409A.  Notwithstanding anything in this Article 8 to the contrary, all Stock Appreciation Rights Awards are intended to satisfy the requirements of Code Section 409A, or an applicable exemption therefrom, as determined by the Committee.

B-12

ARTICLE 9.
ADMINISTRATION OF THE PLAN

9.1  Administrator.  Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the “Committee”). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee. The Committee may delegate, the awarding of awards to a single officer or director with certain restrictions that it may designate.

9.2  Powers of the Administrator.  In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options, Nonqualified Options, Stock Appreciation Rights or Restricted Stock Awards shall be granted, the number of shares to be represented by each Option or Stock Appreciation Right and the number of shares of Common Stock to be subject to Restricted Stock Awards, and the consideration to be received by the Company upon the exercise of such Options or sale of the Restricted Stock or the Restricted Stock Units governed by such Restricted Stock Awards; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements, Stock Appreciation Right Agreements and Restricted Stock Award Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Option Agreement, Stock Appreciation Right Agreement or Restricted Stock Award Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement, Stock Appreciation Right Agreement or Restricted Stock Award Agreement; (g) to accelerate the vesting of any Option, Stock Appreciation Right Agreement, or Restricted Stock Award; (h) to extend the expiration date of any Option or Stock Appreciation Right Agreement; (i) to amend outstanding Option Agreements, Stock Appreciation Right Agreements and Restricted Stock Award Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Agreement or in furtherance of the powers provided for herein; and (j) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

9.3  Limitation on Liability.  No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

ARTICLE 10.
CHANGE IN CONTROL

10.1  Options and Stock Appreciation Rights.  In order to preserve a Participant’s rights with respect to any outstanding Options and Stock Appreciation Rights in the event of a Change in Control of the Company:

(a) Vesting of all outstanding Options and Stock Appreciation Rights shall accelerate automatically effective as of immediately prior to the consummation of the Change in Control unless the Options and Stock Appreciation Rights are to be assumed by the acquiring or successor entity (or parent thereof) or new options or new stock appreciation rights under a new stock incentive program (“New Incentives”) are to be issued in exchange therefor, as provided in subsection (b) below.

(b) Vesting of outstanding Options and Stock Appreciation Right Agreements shall not accelerate if and to the extent that: (i) the Options and Stock Appreciation Rights (including the unvested portion thereof) are to be assumed by the acquiring or successor entity (or parent thereof) or new options and stock appreciation rights of comparable value are to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) the Options and Stock Appreciation Rights (including the unvested portions thereof) are to be replaced by the acquiring or successor entity (or parent thereof) with New Incentives containing such terms and provisions as the Administrator in its discretion may consider equitable. If outstanding Options or Stock Appreciation Rights are assumed, or if New Incentives of comparable value are issued in exchange therefor, then each such Option and Stock Appreciation Right or new stock option or new stock appreciation right shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Optionee or Stock Appreciation Rights Holder would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option or Stock Appreciation Right had the Option or Stock Appreciation Right been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price such that the aggregate Exercise Price of each such Option or new option and the aggregate Base Value of each such Stock Appreciation Right or new stock appreciation right shall remain the same as nearly as practicable.

(c) If any Option or Stock Appreciation Right is assumed by an acquiring or successor entity (or parent thereof) or a New Incentive is issued in exchange therefor pursuant to the terms of a Change in Control transaction, the vesting of the Option, the Stock Appreciation Right or the New Incentive shall accelerate if and at such time as the Optionee’s or Stock Appreciation Rights Holder’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated for any reason whatsoever (including death or disability) within twelve (12) months following consummation of a Change in Control.

(d) If vesting of outstanding Options will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

(e) The Administrator shall have the discretion to provide in each Option Agreement and Stock Appreciation Rights Agreement other terms and conditions that relate to (i) vesting of such Option or Stock Appreciation Right in the event of a Change in Control, and (ii) assumption of such Options and Stock Appreciation Rights or issuance of comparable securities or New Incentives in the event of a Change in Control. The aforementioned terms and conditions may vary in each Option Agreement and Stock Appreciation Agreement, and may be different from and have precedence over the provisions set forth in Sections 10.1(a)-10.1(d) above.

(f) Outstanding Options and Stock Appreciation Rights shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options or Stock Appreciation Rights are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(g) If outstanding Options or Stock Appreciation Rights will not be assumed by the acquiring or successor entity (or parent thereof), the Administrator shall cause written notice of a proposed Change in Control transaction to be given to Optionees and Stock Appreciation Rights Holders not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

10.2  Restricted Stock Awards.  In order to preserve a Participant’s rights with respect to any outstanding Restricted Stock Awards in the event of a Change in Control of the Company:

(a) All Repurchase Rights shall automatically terminate immediately prior to the consummation of such Change in Control and any shares of Restricted Stock or Restricted Stock Units subject to such terminated Repurchase Rights, or Restricted Stock Units, whether or not subject to such terminated Repurchase Rights shall immediately vest in full, except to the extent that in connection with such Change in Control, the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of Restricted Stock Award Agreements or the substitution of new agreements of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and purchase price.

(b) If, upon a Change in Control, the acquiring or successor entity (or parent thereof) assumes such Restricted Stock Award Agreement or substitutes new agreements of comparable value covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares and purchase price), then any Repurchase Right provided for in such Restricted Stock Award Agreement shall terminate, and the shares of Common Stock subject to the terminated Repurchase Right or any substituted shares shall immediately vest in full, if the Participant’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated for any reason whatsoever (including death or disability) within twelve (12) months following consummation of a Change in Control.

(c) The Administrator shall have the discretion to provide in each Restricted Stock Award Agreement other terms and conditions that relate to (i) vesting of such Restricted Stock Award in the event of a Change in Control, and (ii) issuance of comparable securities or New Incentives in the event of a Change in Control. The aforementioned terms and conditions may vary in each Restricted Stock Award Agreement, and may be different from and have precedence over the provisions set forth in 10.2(a) – 10.2(b) above.

ARTICLE 11.
AMENDMENT AND TERMINATION OF THE PLAN

11.1  Amendments.  The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Restricted Stock Award Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

11.2  Plan Termination.  Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or Restricted Stock Awards may be granted under the Plan thereafter, but Option Agreements and Restricted Stock Award Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 12.
TAX WITHHOLDING

12.1  Withholding.  The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or, with respect to the issuance of Restricted Stock, the date that the shares are issued, if the Purchaser makes the election set forth in Code Section 83(b), or, if the Purchaser does not make such election, then, then with respect to the Restricted Stock Award, as of the date that the applicable restrictions set forth in the Restricted Stock Award Agreement and the Plan lapse. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock Awards or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant’s tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

ARTICLE 13
MISCELLANEOUS

13.1  Benefits Not Alienable.  Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

13.2  No Enlargement of Employee Rights.  This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

13.3  Application of Funds.  The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Restricted Stock Award Agreements, except as otherwise provided herein, will be used for general corporate purposes.

13.4  Annual Reports.  During the term of this Plan, if required by applicable law or the rules and regulations of a national securities exchange, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders.

13.5  Governing Law.  The Plan and all agreements thereto shall be construed in accordance with and governed by the laws of the State of California.

SPECTRUM PHARMACEUTICALS, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 26, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, a Stockholder of SPECTRUM PHARMACEUTICALS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Annual Report to Stockholders and the accompanying Proxy Statement for the Annual Meeting to be held on Friday, June 26, 2009, at 10:30 a.m. Pacific Time, at our corporate office located at 157Technology Drive, Irvine, California, 92618, and, revoking any proxy previously given, hereby appoints Dr. Rajesh C. Shrotriya and Shyam K. Kumaria, and each of them individually, proxies and attorneys-in-fact, each with full power of substitution and revocation, and each with all power that the undersigned would possess if personally present, to vote SPECTRUM PHARMACEUTICALS, INC. Common Stock held by the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting. IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF SPECTRUM PHARMACEUTICALS, INC. June 26, 2009 Please date, sign and mail your proxy card in the envelope provided as soon as possible. t DETACH PROXY CARD HERE t 1. To elect six directors to serve on the Board of FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL EXCEPT Directors: FOR ALL NOMINEES (see instructions below) Nominees: Mitchell P. Cybulski, M.B.A., Richard D. Fulmer, M.B.A., Stuart M. Krassner, Sc. D., Psy.D., Anthony E. Maida, III, M.A., M.B.A., Rajesh C. Shrotriya, M.D., Julius A. Vida, Ph.D. (INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark the “FOR ALL EXCEPT” box and write that each nominee’s name on the space below.) If no choice is indicated, the proxy will be voted FOR all nominees listed. t EXCEPTIONS:___2. To Approve the adoption of the Spectrum Pharmaceuticals 2009 Employee Stock Purchase Plan: Unless otherwise specified, this proxy will be voted FOR the election of each nominee for director listed on this proxy card in Proposal 1, FOR AGAINST ABSTAIN FOR the adoption of the 2009 Employee Stock Purchase Plan, and FOR the adoption of the 2009 Stock Incentive Plan and in the dis- 3. To Approve the adoption of the Spectrum Pharmaceuticals 2009 Stock Incentive Plan: cretion of the proxy holders on all other business that comes before FOR AGAINST ABSTAIN the meeting. 4. To transact such other business as may properly be presented at the Annual Meeting or any adjournments or postponements thereof. To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that changes to the regis- I/we plan to attend the Annual Meeting. tered name(s) on the account may not be submitted via this method. ___Signature of Stockholder Date: ___Before Returning it in the Enclosed Envelope Please Detach Here ___You Must Detach This Portion of the Proxy Card Signature of Stockholder Date: ___t Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.